                                                                    Exhibit 4.10

                              Jose Visoso del Valle
                         Federal District Notary No. 92


                                     77,869

VOLUME NUMBER EIGHT HUNDRED EIGHTY-SIX.

INSTRUMENT NUMBER SEVENTY-SEVEN THOUSAND EIGHT HUNDRED SIXTY-NINE.

IN MEXICO CITY, ON THE TWENTIETH DAY OF THE MONTH OF MAY OF THE YEAR TWO THOUSAND THREE.

JOSE VISOSO DEL VALLE, FEDERAL DISTRICT AND FEDERAL BUILDING HERITAGE NOTARY NUMBER NINETY-TWO CERTIFIES:

THE IRREVOCABLE OWNERSHIP TRANSFER SECURITY TRUST AGREEMENT, NUMBER "F" SLANT ONE HUNDRED THIRTY-SEVEN WHICH WAS ADOPTED BY "DISTRIBUIDORA COMERCIAL JAFRA, A CORPORATION WITH VARIABLE CAPITAL STOCK ("DCJ"), "JAFRA COSMETICS INTERNATIONAL, A CORPORATION WITH VARIABLE CAPITAL STOCK ("JCSA"), DIRSAMEX, A CORPORATION WITH VARIABLE CAPITAL STOCK ("DIRSAMEX"), DISTRIBUIDORA VENUS, A CORPORATION WITH VARIABLE CAPITAL STOCK ("DVSA"), "SERVIDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK ("SERVIDAY")"JAFRAFIN", A CORPORATION WITH VARIABLE CAPITAL STOCK ("JAFRAFIN"), "JAFRA COSMETICOS, A CORPORATION WITH VARIABLE CAPITAL STOCK ("JAFRA COSMETICOS"), AND COSMETICOS Y FRAGRANCIAS, A CORPORATION WITH VARIABLE CAPITAL STOCK ("CFSA "), ALL REPRESENTED IN THIS OFFICIAL ACT BY MR. EUGENIO LOPEZ BARRIOS AND MRS. ELSA ZULEMA VELAZQUEZ VALENCIA, referred to jointly hereinafter as "TRUSTORS" and secondary "TRUST BENEFICIARIES", (each referred to as a "Trustor" and jointly as the "Trustors"), who designated CREDIT SUISSE FIRST BOSTON, acting through its subsidiary in GRAND CAYMAN ("CSFB"), as the primary trust beneficiary (the "TRUST BENEFICIARY"), which is also acting as guarantee agent (in that capacity, referred to hereinafter as the "GUARANTEE AGENT") for the lenders under the Credit Agreement which is described hereinafter; and BANKBOSTON, INCORPORATED, A MULTIPLE BANKING INSTITUTION, TRUST DIVISION, REPRESENTED IN THIS OFFICIAL ACT BY ITS TRUST OFFICER MR. JAIME PALOMINO ECHAVE, as trustee (the "TRUSTEE"), in accordance with the following preamble, representations and clauses that follow the following admonition:

I, AS NOTARY, certify that I admonished the appearing parties to act truthfully in this official act and I warned and advised them of the penalties for persons who make false statements when being interrogated by a Federal District Notary in performance of his duties and powers established by the Law, under the terms of the provisions of Article One Hundred Sixty-Five of the Federal District Notarial Statue and Article Three Hundred Eleven of the Federal District Criminal Code, the pertinent provisions of which provide as follows:

"Article 165.- The penalty provided by Article 247 of the Criminal Codes shall be imposed on any person who:

I.- Having been interrogated by a Federal District Notary, for the Board in performance of the duties and powers established by the Law, or for the Archives, fails to tell the truth;

II.- Makes false statements to a Federal District Notary which the latter records in a legal instrument."

"Article 311.

Any person, in making a statement to an authority that is performing its duties and functions or pursuant to the latter's duties and functions, should fail to tell the truth in relation to the facts or acts that are the reason for the participation of the latter, shall be penalized by a term of two to six years in prison and a fine of one hundred to three hundred days.

If the false statement refers to the circumstances or incidents that are part of the facts or acts that prompt action by the authority, the penalty shall be one to three years in prison, and a fine of fifty to one hundred fifty days."


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                              Jose Visoso del Valle
                         Federal District Notary No. 92

                              HISTORICAL BACKGROUND

I. Under the Credit Agreement dated the twentieth of May of the year two thousand three (as amended, whether in part or in toto), the "Credit Agreement", adopted by Jafra Cosmetics International, Inc. ("JCI") and DCJ, as the borrowers (in that capacity, referred to hereinafter as the "Borrowers"), Jafra Worldwide Holdings (LUX) S.A.R.L., as surety (the "Controlling Company"), the Issuing Bank (as said term is defined in the Credit Agreement, hereinafter referred to as the "Issuing Bank"), and the lenders that are a party to same from time to time (said creditors shall be referred to hereinafter jointly, along with the Issuing Bank, as the "Lenders"), and CSFB, as Guarantee Agent and management agent (in said capacity it shall be referred to hereinafter as the Management Agent"), the Lenders agreed to grant the Borrowers (i) long term credits in the maximum amount of US$ 50,000,000.00 (fifty million and 00/100 dollars), legal tender of the United States of America (said currency shall be referred to hereinafter as "Dollars") (said long term credits shall be referred to hereinafter as the "Long Term Credits"); (ii) revolving lines of credit up to a maximum amount of US$ 40,000,000.00 (forty million and 00/100 dollars) (said revolving lines of credit shall be referred to hereinafter as the "Revolving Credits"); (iii) bridge (swingline) loans up to the maximum amount of US$ 7,500,000.00 (seven million five hundred thousand and 00/100 dollars) (said bridge loans shall be referred to hereinafter as the "Bridge Loans" and shall be referred to hereinafter jointly along with the Long Term Credits and the Revolving Credits as the "Credits"); and (iv) letters of credit up to the maximum amount of US$ 10,000,000.00 (ten million and 00/100 dollars) (said letters of credit shall be referred to as the "Letters of Credit"), all in accordance with the terms and subject to the conditions provided by the Credit Agreement.

II.- Under the Guarantee Agreement dated the twentieth of May of the year two thousand three (as amended, whether in part or in toto, which shall be referred to hereinafter as the "Guarantee Agreement), adopted by the Trustors, as guarantors (the Trustors acting in said capacity, including each subsidiary of JCSA or DCJ that is a party to the Guarantee Agreement in the future, shall be referred to hereinafter jointly as the "Guarantors") and the Guarantee Agent, acting in said capacity for the benefit of the Lenders, each of the Guarantors irrevocably, absolutely, and unconditionally guaranteed and obligated itself jointly and severally along with DCJ to make full and timely payment on the due date (whether on the scheduled maturity date, pursuant to early maturity, or in any other manner) of each and every one of the Guaranteed Obligations (as said term is defined hereinafter);

III.- Under the Credit Agreement, the Lenders' obligations to make loans under the Credits (the "Loans") and the obligation of the Issuing Bank to issue Letters of Credit under the Credit Agreement, are subject to various conditions including, among other things, the adoption and signing of this Agreement by the Trustors, specifically and precisely in accordance with the terms and conditions provided by same.

                                 REPRESENTATIONS

I. Each Trustor hereby represents, through its legal representatives and under oath, that:

a) It is a corporation with variable capital stock that has been duly organized and validly exists under


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


the laws of the United States of Mexico ("Mexico"), and that it has the full legal capacity and sufficient corporate authorizations to assume and perform its obligations under this Agreement;

b) It is the sole lawful owner and has lawful ownership of the Assets Placed in Trust (as said term is defined hereinafter) owned by each Trustor, which are free of any encumbrances (as said term is defined hereinafter), options, or any other ownership restrictions or preemptive rights of any nature, with the exception of those contained in the lien and encumbrance certifications set forth hereinafter, in favor of CREDIT SUISSE FIRST BOSTON;

c) no part of said Trustor's Assets Placed in Trust (i) consists of agreements, contracts, or other type of document or instrument that according to their terms prohibits the assignment, transfer, or pledging of same by said Trustor; and/or
(ii) is subject to any agreement, contract or other type of document or instrument that according to their terms prohibits the assignment, transfer, or pledging of same by said Trustor;

d) the Inventory, Equipment and Fixed Assets (as said terms are defined hereinafter) owned by said Trustor are insured with financially sound and reputable insurance companies, with coverage against losses and damages generally insured by companies that engage in that type of business or a similar business, said insurance is in amounts that are no less than the amounts that said other companies customarily insure for under the same circumstances, said Trustor has paid all the insurance premiums due and payable for said coverages, and said premiums and coverages are fully in force;

e) according to the provisions of Articles Three Hundred Fifty-Four and Four Hundred Eight of the Statute (as said term is defined hereinafter), said Trustor's Assets Placed in Trust include, without any restriction or limitation whatsoever, all the moveable assets that are utilized to carry out its principal activities and therefore individual identification of said moveable assets is not required for the purpose of executing the transfer of same to the Trustee under the provisions of this Agreement for the purposes of the Trust, except in the instance of the Real Properties and JCSA Shares (as said terms are defined hereinafter), which are individually identified in this Agreement;

f) no authorization or approval whatsoever is required in order to adopt this Agreement, nor to transfer to the Trustee, for the benefit of the Trust Beneficiary, and in accordance with this Agreement, the Assets Placed in Trust which it owns, nor to perform or carry out the obligations assumed by same under the terms of this Agreement, which are legal, valid, and enforceable against said Trustor under the terms of this Agreement;

g) as of this date, there does not exist and, to the best of its knowledge, after having conducted a reasonable investigation, it has no knowledge that there is a threat of the filing of, any action, complaint, claim, demand, or proceeding before any court, governmental agency, or arbitrator that affects or could affect the legality, validity, or enforceability of this Agreement, or said Trustor's lawful ownership of the Assets Placed in Trust owned by same;

h) the adoption and performance of this Agreement does not violate or constitute noncompliance under (i) any provision of its company bylaws or its articles of incorporation, (ii) any contract, agreement,


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


license, decision or order to which said Trustor is a party or which said Trustor or any of its assets is subject, or (iii) any law, regulation, circular, order, or decree of any governmental entity or department;

i) it is fully aware and agrees that the Trustee is not familiar with the Credit Agreement or the Guarantee Agreement, nor is it obligated to know the terms of said documents, and shall act solely in accordance with instructions as provided by this Agreement;

(j) the person that executes this Agreement in its name and as its representative has sufficient powers and authority, as well as the necessary corporate authorizations to adopt this Agreement in its name, and said powers, authority, and corporate authorizations have not been amended, revoked, or limited in any way whatsoever; and

(k) it is its intention to irrevocably transfer the Assets Placed in Trust which it owns to the Trustee for the Trust Purposes (as said term is defined hereinafter) in accordance with the provisions of this Agreement.

II.- "DVSA, in its capacity as Trustor and in addition to the representations made by DVSA under Subsection I hereinabove, hereby represents, through its legal representatives and under oath, that:

a).- It is the sole lawful owner of the property described in the following public instruments (the "Real Properties");

i).- Number twenty-three thousand two hundred twenty-eight, dated the twenty-eighth of September of one thousand nine hundred ninety-five, executed before CARLOS ALEJANDRO DURAN LOERA, Esq., Federal District Number Eleven, the first official transcript of which is recorded with the Federal District Government Property Registry, on real property folio number nine million three hundred forty-seven thousand nine hundred twenty-four, dated the fourteenth of December of one thousand nine hundred ninety-five, which in this official act was produced for me, and which records the sales agreement by which "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, purchased from "BIENES RAICES PROTLALPAN", A CORPORATION WITH VARIABLE CAPITAL STOCK, at a price of TWO MILLION SEVEN HUNDRED TWENTY-TWO THOUSAND SIX HUNDRED SEVENTY-ONE NEW PESOS AND NINETY-NINE CENTAVOS, DOMESTIC CURRENCY, the plot of land number one of block five hundred eighty-five of the real property tax assessment registry region fifty-four, fronting along Avenida de las Flores, which was formerly Calzada de Flor de Maria, Federal District, identified by official number three hundred ninety of calle Las Flores, Tlacopac Subdivision, Villa Alvaro Obregon District, Federal District, with the area, measurements and boundaries set forth in the title, which are described hereinafter:

"...AREA: ONE THOUSAND TWO HUNDRED FIFTY-ONE SQUARE METERS AND SEVENTY-THREE SQUARE CENTIMETERS.- MEASUREMENTS AND BOUNDARIES:- ON THE NORTHEAST, [a boundary] in two segments nineteen meters, eighty centimeters and nineteen meters in length, with the former Calzada de Flor de Maria, presently Avenida de las Flores;- ON THE EAST, [a boundary] forty-nine meters forty centimeters in length, with properties that belong to Angel Martin Perez, presently real property tax assessment registry lot number nineteen of block five hundred eighty-five of region fifty-four;- ON THE SOUTHEAST, [a boundary] sixteen meters sixty centimeters in length with a section sold to Mrs. Ana Martinez Iborra de Del Toro, presently real property tax assessment registry lot number sixty-one of the aforementioned real property tax assessment registry region and block;- ON THE SOUTH, [a boundary] thirty meters sixty centimeters in length, with properties that were formerly owned by to Mr. Torres, presently real property tax assessment registry lots numbers fifty-nine and sixty of the aforementioned real property tax assessment registry region and block."


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


ii).- Number twenty-three thousand two hundred twenty-four, dated the twenty-eighth of September of one thousand nine hundred ninety-five, executed before CARLOS ALEJANDRO DURAN LOERA, Esq., Federal District Notary Number Eleven, the first official transcript of which is recorded with the Federal District Government Property Registry, on real property folio number six hundred fifty thousand six hundred sixty-two, dated the thirteenth of December of one thousand nine hundred ninety-five, which was produced for me in this official act, and which recorded the sales agreement by which "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, purchased from "PROPERIFERICO, A CORPORATION WITH VARIABLE CAPITAL STOCK, at a price of SIXTY-SEVEN MILLION EIGHT HUNDRED SEVENTY-EIGHT THOUSAND TWO HUNDRED THIRTY-ONE NEW PESOS, NINETY-NINE CENTS, DOMESTIC CURRENCY, the building identified by the official number five hundred fifteen of Boulevard Adolfo Lopez Mateos, in the Tlacopac Subdivision, Villa Alvaro Obregon district, Federal District, and a plot of land on which it was constructed identified as a property comprised of Sections "A", "B", "C", and "D" and sections one and two, resulting from the joining of the plots of land of the Hacienda de Guadalupe Subdivision in San Angel, Alvaro Obregon, Federal District, with the area, measurements and boundaries which are set forth in the deed and which are described hereinafter:

"....AREA: NINE THOUSAND EIGHT HUNDRED NINE SQUARE METERS AND EIGHT SQUARE
CENTIMETERS.- MEASUREMENTS AND BOUNDARIES:- TO THE EAST, [a boundary] two hundred twelve meters and seventy-five centimeters in length with Boulevard Adolfo Lopez Mateos, Anillo Periferico Sur:- ON THE SOUTH, (a vertex of land) four meters fifty centimeters in length along a pancoupe formed by the aforementioned Boulevard Adolfo Lopez Mateos, Anillo Periferico Sur and calle Barranca de Pilares;- ON THE SOUTHEAST, [a boundary] one hundred forty-eight meters, twenty centimeters in length, with calle Barranca de Pilares;- ON THE NORTHWEST, [a boundary] twenty-four meters in length, with properties that are or were owned by Mr. Octavio Reyno Ruiz and Mr. Pedro Tellez;- ON THE NORTHEAST, [a boundary] twenty meters in length with properties that are or were owned by Mr. Aurelio Diaz Noriega;- ON THE NORTH OR NORTHEAST, [a boundary] forty-four meters, ten centimeters in length, with properties that are or were owned by Mr. Alejandro Moncada Angeles and Mr. Emilio Rivera;- ON THE NORTHEAST, [a boundary] twenty-nine meters seventy centimeters in length, with properties that are or were owned by Mr. Emilio Rivera;- ON THE NORTHWEST, [a boundary] one hundred forty meters thirty centimeters, in length, with properties that are or were owned by Mr. Emilio Rivera;- and ON THE NORTHEAST, [a boundary] that completes the polygon, two meters seventy-five centimeters in length, with property that is or was owned by Mrs. Guadalupe Saavedra de Ayala, presently fronting on
Boulevard Adolfo Lopez Mateos, Anillo Periferico Sur...."

iii).- Number twenty-three thousand two hundred twenty-five, dated the twenty-eighth of September of one thousand nine hundred ninety-five, executed before CARLOS ALEJANDRO DURAN LOERA, Esq., Federal District Notary Number Eleven, the first official transcript of which is recorded with the Federal District Government Property Registry on real property folio number six hundred eighty-three thousand five hundred seventeen, dated the fourteenth of December of one thousand nine hundred ninety-five, which was produced for me in this official act, and which recorded the sales agreement by which "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, purchased from "PROFERROCARRIL", A CORPORATION WITH VARIABLE CAPITAL STOCK, at a price of TWO MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND SEVEN HUNDRED THIRTY NEW PESOS NINETY-TWO CENTAVOS DOMESTIC CURRENCY, the plot of land number eighteen of block five hundred eighty-two of the real estate tax assessment registry region fifty-four, identified by official number five hundred seventy-four of calle Romulo O'Farril, in the Tlacopac subdivision, Villa Alvaro Obregon district, Federal District, with the area, measurements and boundaries which are set forth in the deed and which are described hereinafter:

"....AREA: EIGHT HUNDRED NINETY-ONE SQUARE METERS AND NINE SQUARE CENTIMETERS.-
MEASUREMENTS AND BOUNDARIES:- ON THE NORTH, [a boundary] twenty meters in length with



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


the Mexico-Cuernavaca railroad track, presently calle Ferrocarril de Cuernavaca;- ON THE EAST, [a boundary] sixty-one meters fifty centimeters in length with a portion created by the subdivisions of the aforementioned joining of lots, presently real estate tax assessment registry lot number nineteen of the same block and region;- ON THE SOUTH, [a boundary] ten meters in length with property sold to Mr. Carlos Lopez, presently real estate tax assessment registry lot number thirteen of the same block and region;- ON THE WEST, [a boundary] sixty-four meters four centimeters in length with properties that are or were owned by Mrs. Kawage, presently real estate tax assessment registry lot numbers thirty-five, thirty-three, and seventeen of the aforementioned block and region...."

(iv)- Number twenty-three thousand two hundred twenty-six, dated the twenty-eighth of September of one thousand nine hundred ninety-five, executed before CARLOS ALEJANDRO DURAN LOERA, Esq., Federal District Notary Number Eleven, the first official transcript of which is recorded with the Federal District Government Property Registry, on real property folio number six hundred eighty-three thousand five hundred eighteen, dated the fourteenth of December of one thousand nine hundred ninety-five, which was produced for me in this official act, and which recorded the sales agreement by which "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, purchased from "PROFERROCARRIL", A CORPORATION WITH VARIABLE CAPITAL STOCK, for a price of THREE MILLION TWO HUNDRED FOURTEEN THOUSAND ONE HUNDRED THIRTY-NINE PESOS, EIGHTY CENTAVOS, DOMESTIC CURRENCY, a plot of land number nineteen of block five hundred eighty-two, real estate tax assessment registry region fifty-four, fronting on calle Ferrocarril de Cuernavaca, identified by official number five hundred seventy-eight of calle Romulo O'Farril in the Tlacopac subdivision, Villa Alvaro Obregon district, Federal District, with the area, measurements and boundaries which are set forth in the deed and which are described hereinafter:

"....AREA: ONE THOUSAND THREE HUNDRED SIXTEEN SQUARE METERS AND FORTY-ONE SQUARE
CENTIMETERS.- MEASUREMENTS AND BOUNDARIES:- ON THE NORTH, [a boundary] in two segments sixteen meters thirteen centimeters and eleven meters seventy-two centimeters in length, with the right of way of the Cuernavaca railroad, presently Calle Ferrocarril de Cuernavaca;- ON THE EAST, [a boundary] fifty-six meters two centimeters in length with real estate tax assessment registry lot number twelve of the same block and region, resulting from the aforementioned joining of lots and subdivision; ON THE SOUTH, [a boundary] twenty meters in length, with real property tax assessment registry property lot number twelve of the same block and region, which properties which were previously owned by Mrs. Viuda de Pena; ON THE WEST, [a boundary] sixty-one meters fifty centimeters in length with real estate tax assessment registry property lot number eighteen, resulting from the aforementioned joining of lots and subdivision..."

v).- Number twenty-three thousand two hundred twenty-seven, dated the twenty-eighth of September of one thousand nine hundred ninety-five, executed before CARLOS ALEJANDRO DURAN LOERA, Esq., Federal District Notary Number Eleven, the first official transcript of which is recorded with the Federal District Government Property Registry, on real property folio number six hundred eighty-three thousand five hundred nineteen, dated the thirtieth of January of one thousand nine hundred ninety-six, which was produced for me in this official act, and which recorded the sales agreement by which "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, purchased from "PROFERROCARRIL", A CORPORATION WITH VARIABLE CAPITAL STOCK, for a price of ONE MILLION NINE HUNDRED FORTY THOUSAND THREE HUNDRED NINETY-FOUR NEW PESOS THIRTY CENTAVOS, DOMESTIC CURRENCY, a plot of land number twenty of block five hundred eighty-two of real estate tax assessment registry region fifty-four, fronting on calle Ferrocarril fronting on calle Ferrocarril de Cuernavaca, identified by official number five hundred seventy of calle Romulo O'Farril in the Tlacopac subdivision, Villa Alvaro Obregon district, Federal District, with the area, measurements and boundaries which are set forth in the deed and which are described hereinafter:

"....AREA: SEVEN HUNDRED NINETY-FIVE SQUARE METERS THIRTY-THREE SQUARE
CENTIMETERS.- MEASUREMENTS AND BOUNDARIES:- ON THE NORTH, [a boundary] twenty meters in length with the Cuernavaca railroad right of way, presently calle Ferrocarril de Cuernavaca;-



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


TO THE EAST, [a boundary] forty-two meters ninety-two centimeters in length with properties that were formerly owned by Mrs. Micaela Arias, presently real estate tax assessment registry property lot number twenty-one of the [aforementioned] block and region;- ON THE SOUTH, [a boundary] eleven meters fifty centimeters in length with properties previously owned by Mrs. Viuda de Pena, presently real property tax assessment registry property lot number of the same block and region; ON THE WEST, [a boundary] fifty-six meters two centimeters in length with property resulting from the aforementioned joining of lots and subdivision, presently real estate tax assessment registry property lot number nineteen of the aforementioned block and region."

b).- That the real properties covered by this transaction represent a credit in the amount of TWENTY-FIVE MILLION DOLLARS, LEGAL TENDER OF THE UNITED STATES OF AMERICA, in favor of CREDIT SUISSE FIRST BOSTON. With the exception of the aforementioned, they have no encumbrances nor limitations on their ownership, and there is no decree whatsoever in regard to same that establishes from provisions, designated uses, and uses, or reservations, as is documented by the certificates of non-encumbrance which were submitted to the Director of the Federal District Government Property Registry, on the twenty-seventh day of March of the year two thousand three, and issued on the twenty-eighth day of March of the year two thousand three, which I inserted in the appendix to this instrument under the letters "A" one through "A" five.

c).- It has paid its property and water assessments, according to the statements, photocopies of which I have compared with their originals and have added to the appendix to this instrument under the letters "B" one and "B" two, and that to date it has covered the contributions related to the notice referred to by Clause Twenty-Six of this instrument.

d).- The description of the property and the description of the buildings, floor space, approximate age, and state of preservation are those that appear in the appraisals which are inserted in the appendix to this instrument under the letters "C" one through "C" five.

e).-It has obtained all the permits and authorizations of any nature which are legally required in relation to the Real Properties, which are fully valid, with the exception of contributions in insignificant amounts the failure to make timely payment of which, or with the exception of permits and authorizations failure to obtain which does not have and is not expected to have a significant adverse effect on the value of the Real Properties or other rights of the Trustee and the Trust Beneficiary under this Agreement;

f).- It is its intention to irrevocably transfer the Real Properties to the Trustee for the Trust Purposes in accordance with the provisions of this Agreement; and

g).- The Real Properties are an integral part of DVSA's Assets Placed in Trust, and each and every one of the representations made by DVSA under Subsection I hereinabove shall be considered to be made, to the extent applicable, with respect to (i) the Real Properties; and (ii) DVSA's capacity, right, and authority to transfer the Real Properties to the Trustee for the Trust Purposes in accordance with the provisions of this Agreement.

III. "JCSA", in its capacity as Trustor and in addition to the representations made by JCSA under Subsection I hereinabove, hereby declares, through its legal representatives and under oath, that:

a).- it is the sole legal owner of the shares representing the capital stock of Dirsamex, DVSA, Serviday, Jafrafin, CPSA, and Jafra Cosmetics, which are described in detail in the document which is appended to this Agreement, which I inserted in the appendix to this instrument under the latter "D" (collectively, the "JCSA Shares");


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


b).-The JCSA Shares (i) have been duly and validly issued by Dirsamex, DVSA, Serviday, Jafrafin, CPSA, and Jafra Cosmetics, as the case may be; and (ii) are fully subscribed and paid in by JCSA;

c).- The JCSA Shares are free of any Encumbrances, options, or any other limitations on ownership or preemptive rights of any nature;

d).- It is its intention to irrevocably transfer the JCSA Shares to the Trustee for the Trust Purposes in accordance with the provisions of this Agreement; and

e) The JCSA Shares are an integral part of JCSA's Assets Placed in Trust, and each and every one of the representations made by JCSA under Subsection I hereinabove shall be considered to be made, to the extent applicable, in regard to (i) the JCSA Shares; and (ii) JCSA's capacity and authority to transfer the JCSA Shares to the Trustee for the Trust Purposes in accordance with the provisions of this Agreement.

IV.- The Trustee hereby represents that:

a).- It is a duly organized and validly existing corporation under the laws of Mexico, is authorized to operate as a credit institution and to provide trust services;

b).- It wishes to adopt this Agreement in order to accept its appointment as Trustee, and perform each and every one of the actions necessary or appropriate to achieve the Trust Purposes (as said term is defined hereinafter) as well as to perform its obligations under the provisions of this Agreement;

c).- It does not require any authorization or approval whatsoever in order to adopt this Agreement, nor to perform or carry out the obligations assumed by same under the terms of this Agreement, which are legal, valid, and enforceable against the Trustee under the terms of this Agreement; and

d).- Its trust representatives have sufficient powers and authority, as well as the necessary corporate authorizations to adopt this Agreement in its name, and said powers, authority, and corporate authorizations have not been revoked or limited in any way whatsoever.

ON THE BASIS OF THE FOREGOING, on the basis of the Preamble and the Representations contained in this Agreement, which constitute a determining reason for the decision of the Trust Beneficiary to adopt this Credit Agreement, the parties executed the following:

                                     CLAUSES

ONE.- SELECT DEFINED TERMS.

(a) As they are employed in this Agreement, the following terms shall have the following meanings:

"JCSA Shares" shall have the meaning attributed to the term in Representation III (a), and shall also include, without any restriction or limitation whatsoever, any other shares that, under the Credit Agreement and this Agreement, are or should be transferred by JCSA to the Trustee in the future in accordance with this Agreement.

"Borrowers" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Lenders" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Guarantee Agent" has the meaning attributed to it in the preamble to this Agreement.

"Management Agent" has the meaning attributed to it in Section I of the Historical Background to this Agreement.


                                    Page - 8

                              Jose Visoso del Valle
                         Federal District Notary No. 92


"Collection Agents" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Two.

"Shareholder Meeting" has the meaning attributed to it in Clause Eleven, Subsection (a).

"Distribution Notice" has the meaning attributed to it in Clause Eleven, Subsection (b).

"Share Exercise Notice" has the meaning attributed to it in Clause Twelve, Subsection e), Number 3 (B).

"Remaining Asset Exercise Notice" has the meaning attributed to it in Clause Twelve, Subsection e), Number 4(B).

"Trustee Notice" has the meaning attributed to it in Clause Twelve, Subsection
(a).

"Possible Buyers Notice" has the meaning attributed to it in Clause Twelve, Subsection (e).

"Issuing Bank" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Assets Placed in Trust" means, with respect to each Trustor, any of the following moveable assets which have been described in a general manner, ownership of which has been transferred by said Trustor to the Trustee for the Trust Purposes for the benefit of the Trust Beneficiary, acting in its capacity as Guarantee Agent for the benefit of the Lenders, regardless of their location, which are existing as of this date, or which should be acquired or generated subsequent to this date including, without any restriction or limitation whatsoever: (a) all Accounts Receivable; (b) all the Inventory; (c) all the Equipment and Fixed Assets; (d) all the Intangible Assets; (e) all the Instruments; and (f) all the cash and all proceeds and/or earnings from any and all the aforementioned items including, without any restriction or limitation whatsoever, insurance proceeds; which, in accordance with Articles Three Hundred Fifty-Four and Four Hundred Eight of the Statute include, without limitation, all the moveable assets utilized by said Trustor to carry out its principal business activity; with the understanding that, with respect to JCSA, the term "Assets Placed in Trust" shall also include all the JCSA Shares, as well as all other shares, partnership interests, or equity stakes in the capital stock of any company or person, including trusts, that JCSA should come to own and/or hold during the term of this Agreement.

"Real Properties" has the meaning attributed to it in Representation II(a).

"Remaining Assets" has the meaning attributed to it in Clause Twelve, Subsection
(e), Number Four.

"Letters of Credit" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Distribution Circumstance" means (a) nonperformance (i) by DCJ of any of its obligations under the Credit Agreement which constitutes an Event of Default (as said term is defined in the Credit Agreement) and which continues once the grace periods contemplated by the Credit Agreement, if any, have been exhausted; (ii) by any Guarantor of any of its obligations under the Guarantee Agreement, to the extent that it constitutes an Event of Default (as said term is defined in the Credit Agreement) under the Credit Agreement and/or (iii) by any Trustor, of any of its obligations


                                    Page - 9

                              Jose Visoso del Valle
                         Federal District Notary No. 92


under this Agreement, to the extent that it constitutes an Event of Default (as said term is defined in the Credit Agreement) under the Credit Agreement; and/or
(b) that any of the representations made by any Trustor under this Agreement is false, incorrect, or inaccurate with respect to any significant aspect as of the date on which it was (or should be considered) made, to the extent that it constitutes an Event of Default (as said term is defined in the Credit Agreement) under the Credit Agreement.

"CFSA" has the meaning attributed to it in the Preamble to this Agreement.

"Credit Agreement" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Guarantee Agreement" has the meaning attributed to it in Section II of the Historical Background to this Agreement.

"Controlling Company" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Share Auction Notice" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Three (B).

"Remaining Assets Auction Notice" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Four (B).

"Credits" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Long Term Credits" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Bridge Loans" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"Revolving Credits" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"CSFB" has the meaning attributed to it in the Preamble to this Agreement.

"Trust Account" means account number EIGHT TWO ZERO ONE NINE SIX ZERO, CODE ONE ZERO SEVEN ONE EIGHT ZERO ZERO ZERO ZERO ZERO EIGHT TWO ZERO ONE NINE SIX ZERO NINE, ACCOUNT HOLDER BANK BOSTON, TRUST "F" SLANT ONE HUNDRED THIRTY-SEVEN, opened by the Trustee with BankBoston, Incorporated, Multiple Banking Institution, pursuant to instructions by the Trustors and the Trust Beneficiary, solely and exclusively for the purposes and effects provided by this Agreement.

"Accounts Receivable" means and includes, with respect to each Trustor, all present or future accounts or instruments of said Trustor including, without any limitation or restriction whatsoever, all the rights of said Trustor to payment for assets sold or rented, or to be sold or rented, or for services provided or to be provided, regardless of the manner in which they were was documented, manifested or incurred, along with all the assets or goods that have been returned or which said Trustor has repossessed, and all the books, records, computer tapes, programs, and accounting books generated by said accounts and/or instruments, whether they are currently owned by said Trustor, or which should be subsequently acquired or generated by the Trustor subsequent to this date.

"DCJ" has the meaning attributed to it in the Preamble to this Agreement.

"Share Deposit" has the meaning attributed to it in Clause Twelve, Subsection
(e), Number 3(C).

"Deposit for the Remaining Assets" has the meaning attributed to it in Clause Twelve, Subsection (e), Number 4(C).

"Voting Rights" has the meaning attributed to it in Clause Seven, Subsection
(a).

"Business Day" means any day other than Saturday, Sunday, or any other day on which commercial banks in New York City, United States of America and in Mexico City, Mexico, are authorized or required by law to be open.


                                   Page - 10

                              Jose Visoso del Valle
                         Federal District Notary No. 92


"Dirsamex" has the meaning attributed to it in the Preamble to this Agreement.

"Distribution" has the meaning attributed to it in Clause Seven, Subsection (c).

"Dollars" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"DVSA" has the meaning attributed to it in the Preamble to this Agreement.

"Equipment and Fixed Assets" means, with respect to each Trustor, all the equipment, fixed assets, and improvements of said Trustor, whether currently owned by it to or which should be acquired by it in the future, regardless of their location including, without any limitation or restriction whatsoever, all the machinery, furniture, furnishings, rental improvements, computer equipment, books, records, motor vehicles, trucks, working inventory, molds, and tools utilized or useful in operating the businesses of said Trustor.

"Trust Beneficiary" has the meaning attributed to it in the Preamble to this Agreement.

"Trustors" has the meaning attributed to it in the Preamble to this Agreement.

"Trustee" has the meaning attributed to it in the Preamble to this Agreement.

"Trust Purposes" has the meaning attributed to it in Clause Four.

"Guarantors" has the meaning attributed to it in Section II of the Historical Background to this Agreement.

"Encumbrance" means, in relation to any property or assets, any mortgage, encumbrance, lien, pledge, charge, or any other security lien or any preemption agreement regarding said property or assets which has the practical effect of creating a lien or encumbrance on said property or asset.

"Trust Estate Taxes" has the meaning attributed to it in Clause Nine, Subsection
(c).

"Continuation Instruction" has the meaning attributed to it in Clause Twelve, Subsection (d).

"Suspension Instruction" has the meaning attributed to it in Clause Twelve, Subsection (d).

"Instruments" means, in with respect to each Trustor, all the cash instruments, credit instruments, securities, property deeds, securities accounts, contracts with respect to moveable assets, movable asset proceeds and accounts including, without any restriction or limitation whatsoever, instruments and letters of credit which document, represent, are generated by, or exist the with respect to, in relation to, guarantee or support payment of, any of the Accounts Receivable, whether they are currently owned by said Trustor or should be acquired by same subsequent to this date or in regard to which said Trustor currently or in the future should have or acquire any rights.

"Intangible Assets" means, with respect to each Trustor, in general, all the intangible assets owned by said Trustor, which currently exist or which in the future it should acquire or generate including, without any restriction or limitation whatsoever, trust rights, all trademarks, royalties, tax rebates, tax rebate rights, patents, trade names, service trademarks, intellectual property rights, heliographs, projects, designs, trade secrets, plans, diagrams, schematics, related samples and assembly materials, domains, client lists, books and records, software and computer programs, and any and all rights held by said Trustor and the commercial business of said Trustor in relation to the foregoing.


                                   Page - 11

                              Jose Visoso del Valle
                         Federal District Notary No. 92


"Inventory" means, with respect to each Trustor, all the inventory of said Trustor, whether currently owned by it or which should be acquired by it in the future, regardless of location including, without any restriction or limitation whatsoever, all the goods and assets which said Trustor possesses for the purpose of the sale or leasing of same or which have been supplied or are to be supplied under service contracts or contract of any other similar or analogous nature, all the goods and assets which it possesses for the display or demonstration purposes, goods under rental or under consignment, parts, replacement parts, repossessed goods, all raw materials, finished goods and semi-finished goods, and products utilized or consumed by said Trustor in its businesses, along with all ownership documents, warehouse receipts, merchandise warrants, bills of lading, or delivery orders for each and every portion of the aforementioned items.

"Jafra Cosmetics" has the meaning attributed to it in the Preamble to this Agreement.

"Jafrafin" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"JCI" has the meaning attributed to it in Section I of the Historical Background to this Agreement.

"JCSA" has the meaning attributed to it in the Preamble to this Agreement.

"Statute" means the General Securities and Credit Transactions Statute, as amended from time to time.

"Highest Bidder for the Shares" has the meaning attributed to it in Clause Twelve, Subsection (e), Number 3(C).

" Highest Bidder for the Remaining Assets" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Four (C).

"Mexico" has the meaning attributed to it in Representation 1(a).

"Performance Notice" has the meaning attributed to it in Clause Twelve, Subsection (b).

"Termination Notice" has the meaning attributed to it in Clause Five.

"Guaranteed Obligations" means jointly or severally, as required by the context,
(i) each and every one of the obligations of any nature that are the responsibility of the Trustors, in their capacity as Guarantors under the Guarantee Agreement; (ii) each and every one of the obligations of any nature that is the responsibility of DCJ under the Credit Agreement or any other contract, agreement, document, or instrument related to same; and (iii) each and every one of the obligations of any nature that is the responsibility of the Trustors under this Agreement.

"Trust Estate" means collectively the present or future Assets Placed in Trust by each Trustor, and any other assets of any nature that have been transferred or that should be transferred in the future to the Trustee in accordance with this Agreement.

"Pesos" means the currency that is the legal tender of Mexico.

"Peremptory Period" has the meaning attributed to it in Clause Twelve, Subsection (b).

"Possible Buyers" has the meaning attributed to it in Clause Twelve, Subsection
(e).

"Base Price of the Shares" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Three (A).


                                   Page - 12

                              Jose Visoso del Valle
                         Federal District Notary No. 92


"Base Price of the Remaining Assets" has the meaning attributed to it in Clause Twelve, Subsection (e), Number Four (A).

"Loans" has the meaning attributed to it in Section roman numeral three of the Preamble to this Agreement.

"Unpaid Balance" has the meaning attributed to it in Clause Twelve, Subsection
(e), Number Three (B) or Four (B), as applicable.

"Serviday" has the meaning attributed to it in the Preamble to this Agreement.

"Issuing Companies" means Dirsamex, DVSA, Serviday, Jafrafin, CPSA, and Jafra Cosmetics, as the companies that are the issuers of JCSA Shares, as applicable, also including any other company or person, including trusts, in regard to which JCSA owns or holds or should come to own or hold shares, partnership interests, and other stakes in the capital stock and/or assets of said company or person, during the term of this Agreement.

b).- Interpretation of Defined Terms. The definition of terms in this Clause One shall apply both to the singular and the plural form of said terms. When the context so requires, any pronouns shall encompass the pertinent masculine, feminine, or neuter form. Barring express provisions to the contrary, all references to the numbers or letters of Clauses, sections, subsections, or subparagraphs refer to Clauses, sections, subsections or subparagraphs of this Agreement, and all references to the Appendixes refer to the Appendixes attached to and incorporated into this Agreement by reference. It shall be understood that the words (i) "in these presents", "of theses presents", "in accordance with theses presents", "hereinafter in these presents" and words with similar meanings refer to this Agreement as a whole, not to any particular Clause, section, subsection or subparagraph of the Agreement; (ii) "include", "includes" and "including" shall be followed by the phrase "without any restriction or limitation whatsoever", barring express provisions to the contrary; and (iii) "asset" and/or "property" have the same meaning and effect and refer to each and every one of the tangible and intangible assets, goods, and property, including cash, shares and/or equity stakes in the capital stock of any company or person, securities, revenues, accounts, lease and contractual rights.

Likewise, it shall be considered that any reference to (i) any contract, agreement, or instrument encompasses a reference to said contract, agreement, or instrument as amended from time to time, whether in part or in toto, and (ii) any law or regulation includes amendments to same from time to time or to any law or regulations superseding same.

TWO.- ORGANIZATION OF THE TRUST AND APPOINTMENT OF THE TRUSTEE.

For the purpose of irrevocably guaranteeing timely and proper performance of each and every one of the Guaranteed Obligations, the Trustors hereby irrevocably transfer ownership and rights to all of their respective (present and future) Assets Placed in Trust to the Trustee for the Trust Purposes, along with everything pertaining to same de facto and de jure, free of all Encumbrances and without any limitation or reservation of ownership control whatsoever, in accordance with the provisions of Articles Seven Hundred Fifty, Seven Hundred Fifty-Two, Seven Hundred Fifty-Three, Seven Hundred Fifty-Four, and Two Thousand Ninety and other applicable Articles of the Federal Civil Code and the correlative Articles of the Civil Codes of each of the federal entities of Mexico, and the Federal District.

In order to complete and execute the transfer of ownership of JCSA Shares to the Trustee, JCSA hereby delivers to the Trustee (i) the certificates constituting the supporting documentation for the JCSA Shares, duly endorsed to transfer ownership to the Trustee; (ii) a copy of the entries made in the stock ledgers of


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
                              Jose Visoso del Valle
                         Federal District Notary No. 92


Dirsamex, DVSA, Serviday, Jafrafin, CPSA, and Jafra Cosmetics and duly certified by the Secretary of the Boards of Directors of said Issuing Companies (in accordance with the terms of the format which is attached to this agreement) which I inserted in the appendix to this instrument under the letter "E", and which certifies that, on this date, the transfer of the JCSA Shares to the Trustee in accordance with the terms of this Agreement was duly recorded in the stock ledgers of each of the aforementioned Issuing Companies.

The Trustee hereby (i) accepts appointment as trustee under this Agreement and obligates itself to faithfully perform the Trust Purposes and all the obligations assumed by the Trustee under the terms of this Agreement, and (ii) recognizes and accepts ownership of the Trust Estate for the benefit of the Trust Beneficiary, and agrees to hold said ownership for the Trust Purposes. The Trustee is hereby authorized to take any and all action that should be necessary in order to achieve the Trust Purposes in accordance with the provisions of this Agreement, and agrees not to take action or refrain from taking action that may impede the accomplishment of the Trust Purposes.

THREE.- PARTIES TO THE TRUST. THE PARTIES TO THIS AGREEMENT ARE:

The Trustors and Secondary Trust Beneficiaries:

i).- Jafra Cosmetics International, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by JCSA including, with that any restriction or limitation whatsoever, the JCSA Shares;

ii) Dirsamex, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by Dirsamex;

(iii) Distribuidora Venus, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by DVSA including, without any restriction or limitation whatsoever, the Real Properties;

(iv) Serviday, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by Serviday;

(v) Jafrafin, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by Jafrafin;

(vi) Jafra Cosmetics, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by Jafra Cosmetics;

Cosmeticos y Fragrancias, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by CPSA; and

Distribuidora Comercial Jafra, a Corporation with Variable Capital Stock, with respect to the Assets Placed in Trust by DCJ.

Trustee: BankBoston, Incorporated, a Multiple Banking Institution, Trust
Division.

Trust Beneficiary

Primary: Credit Suisse First Boston, Grand Cayman subsidiary.

FOUR.- TRUST PURPOSES. The purposes of this Agreement (the "Trust Purposes") are to guarantee the timely and proper performance and payment of each and every one of the Obligations Guarantees for the benefit of the Trust Beneficiary. For such purposes and effects the Trustee must:

a).- Be the sole lawful owner and possessor of the Trust Estate (as same may decrease or increase from time to time, in accordance with the terms provided by this Agreement), free of all Encumbrances and without any reservation or limitation of ownership control whatsoever, during the term of this Agreement, and in any event, until the timely and proper performance of each and every one of the Guaranteed Obligations, and until such time as the Trust Beneficiary has delivered a Termination Notice to the Trustee;


                                   Page - 14

                              Jose Visoso del Valle
                         Federal District Notary No. 92



b).- Carry out the distribution procedure provided by Clause Twelve, when the Trustee receives a Distribution Notice from the Trust Beneficiary, in accordance with the prior written instructions of the Trust Beneficiary, and in accordance with the terms described in Clause Twelve.

c).- Pursuant to receipt of the Termination Notice, return ownership of the Trust Estate to the pertinent Trustors, solely and exclusively in accordance with the prior written instructions of the Trust Beneficiary contained in said Termination Notice, and in accordance with the terms described in Clause Five;

d).- Submit (i) to the Trust Beneficiary any information or documentation received by the Trustee from any of the Trustors within 2 (two) Business Days following receipt of same by the Trustee; and (ii) to the Trustors any information or documentation received by the Trustee from the Trust Beneficiary within 2 (two) Business Days following receipt of same by the Trustee unless, in both instances, another time frame is provided by the Agreement;

e).- Open and maintain the Trust Account for the purposes and effects provided by this Agreement;

f).- Submit to the Trust Beneficiary and the Trustors, within 5 (five) calendar days following the end of each calendar, an account statement for the Trust Estate; with the understanding, however, that the Trustee shall submit any report or information regarding the Trust Estate that is requested by the parties no later than 3 (three) Business Days following the date on which the Trustee receives said request in writing;

g).- In general, take each and every one of the actions and carry out all the instructions issued by the Trust Beneficiary and/or the Trustors, as the case may be, in accordance with the express provisions of this Agreement.

FIVE.- TERM OF THE AGREEMENT. This Agreement shall remain fully in effect until such time as: (a) a Distribution Circumstance occurs and the Trust Estate is distributed in its entirety in accordance with the distribution procedure provided by Clause Twelve; (b) there occurs any of the circumstances provided by Article Three Hundred Ninety-Two of the General Securities and Credit Transactions Statute (with the exception of the circumstance provided by Section VI of said Article) that are compatible with the nature of this Agreement; or
(c) the Trust Beneficiary, in accordance with the written instructions of the Lenders, delivers to the Trustee a termination notice ratified before a Notary Public in Mexico, who shall be instructed to submit said termination notice to the pertinent Government Commercial and Property Registries (the "Termination Notice"). The Termination Notice must (i) be prepared substantially in the same terms as the format which is attached as appendix to this instrument under the letter "F" and (ii) be delivered by the Trust Beneficiary to the Trustee (with copy to the Trustors), ratified before a Notary Public in Mexico, within 10
(ten) Business Days following the date on which the Guaranteed Obligations have been duly paid, satisfied, and performed in a timely manner. At the point in time that the Trust Beneficiary delivers the Termination Notice to the Trustee, as provided by this Clause, and the Trustee returns ownership of the Trust Estate to the pertinent Trustors in accordance with the provisions of same, this Agreement shall terminate.

SIX.  USE OF THE TRUST ESTATE; INSPECTION RIGHTS.


                                   Page - 15

                              Jose Visoso del Valle
                         Federal District Notary No. 92


(a) In the manner expressly permitted in accordance with the terms expressly provided under the Credit Agreement and this Agreement, and provided there is no Distribution Circumstance, each Trustor shall be authorized to:

i) Make use of the Assets Placed in Trustee by said Trustor, as well as combine them with others and employ them in the production of other goods, provided in the last two instances the value of same does not decrease and the goods produced become part of the Assets Placed in Trustee by said Trustor in accordance with this Agreement;

ii).- Collect and utilize the earnings and proceeds from the Assets Placed in Trustee by said Trustor, except with respect to the JCSA Shares, which shall be subject to the provisions of Clause Seven; and

(iii).- sell the Assets Placed in Trustee by said Trustor during the normal course of its principal business activities (with the exception of the JCSA Shares and the Real Properties, which may not be sold except with the prior written consent of the Trust Beneficiary), without any liability or responsibility for the Trustee and the Trustors (in the latter instance, provided that the sales are carried out in accordance with the express provisions of this Clause Six), in which case the trust guarantee established under this Agreement and the rights to legal action against good faith buyers shall cease to be valid, and the assets or rights that said Trustor receives or has the right to receive in payment for the sale of the aforementioned assets shall be allocated to the trust. --

b).- In the event a Distribution Circumstance occurs and persists and/or the Trustee has received a Distribution Notice from the Trust Beneficiary, all the rights granted to the Trustor under Subsection (a) hereinabove shall automatically terminate, and pursuant to receipt of a Distribution Notice from the Trust Beneficiary, the Trustee must follow the procedures established by Clause Twelve. To the extent expressly permitted and in accordance with the terms expressly provided under the Credit Agreement, the Trustors shall have the right to carry out, during the ordinary course of business operations, inter-company transactions that are necessary or appropriate in order to carry out their business operations.

c).- In accordance with the provisions of Article Four Hundred Four of the Statute, the Trustee, the Trust Beneficiary, and each of the Lenders (or any person or persons designated by same) shall have the right, at their complete discretion, to visit any place of business of the Trustors, as often and with the frequency that they reasonably request, by means of advance written notice to the Trustor in question at least 5 (five) Business Days in advance (unless there is a Distribution Circumstance, in which case said prior notice shall not be required), without obstructing or delaying the operations of the Trustors and to examine, inspect, and audit each and every part of the Trust Estate and to examine, inspect, audit, review, and obtain copies and abstracts of the books, records, publications, orders, receipts, and correspondence or any other information of the Trustors in relation to the Trust Estate, the business of the Trustors, or any other transaction among the parties to this Agreement, and each of them shall be entitled to discuss the affairs, finances, and accounts of the Trustors with their respective officials or directors and with their respective independent certified public accountants (in which discussions representatives of the Trustor in question may be present is said Trustor so wishes).


                                   Page - 16

                              Jose Visoso del Valle
                         Federal District Notary No. 92


SEVEN.  VOTING AND ADMINISTERING SHARES.

a).- Provided there is no Distribution Circumstance and/or the Trustee has not received a Distribution Notice from the Trust Beneficiary, JCSA shall be authorized to exercise the voting rights and other corporate rights pertaining to the JCSA Shares (the "Voting Rights"). For such purposes and effects, the Trustee (acting on the instructions of the Trust Beneficiary) hereby grants to JCSA a special power of attorney which is as broad as allowed by law, so that JCSA or any authorized representative of JCSA, in representation of the Trustee, may attend shareholder meetings or partner meetings, as the case may be, of any Issuing Company (each of which is a "Shareholder Meeting) and exercise the pertinent Voting Rights, with the understanding, however, that JCSA shall not have the right to exercise or instruct its authorized representatives to exercise the Voting Rights (except in relation to any transaction permitted under the Credit Agreement) to the extent that said exercise might result in a violation of any provision of this Agreement, the Credit Agreement, the Guarantee Agreement, or any other agreement, contract, document, or instrument related to same, with the understanding, furthermore, that the Trustee (acting on the instructions of the Trust Beneficiary) may revoke the special power of attorney granted to JCSA under this Subsection (a) in the event that a Distribution Circumstance should occur and persist. The Trustee shall not assume any liability whatsoever in relation to the actions taken by JCSA in the exercise of said special power of attorney and JCSA hereby acknowledges and agrees that each and every one of the costs, fees, and expenses incurred by them in the exercise of said special power of attorney shall be covered solely and exclusively by JCSA, without the Trustee or the Trust Beneficiary incurring any liability whatsoever for said costs, fees, and expenses.

b) In the event a Distribution Circumstance occurs and/or the Trust Estate has received a Distribution Notice from the Trust Beneficiary, all JCSA's rights to exercise the Voting Rights or any other rights and entitlements which JCSA has the right to exercise under the provisions of Subsection (a) of this Clause shall automatically terminate, and as of that point in time all of said rights shall be exercised by the Trustee, which shall have the exclusive right to exercise the Voting Rights and any other rights and entitlements in accordance with the instructions that it receives in writing from the Trust Beneficiary.

c).- Provided there is no Distribution Circumstance and/or the Trustee has received a Distribution Notice from the Trust Beneficiary, JCSA may receive all the dividends paid in cash, amortizations, profits distributed in cash, and other cash distributions that pertain to the JCSA Shares (the "Distributions"), but only to the extent permitted under the Credit Agreement.

d).- The Trustee and the Trust Beneficiary shall in no event have any liability whatsoever vis-a-vis JCSA or the other Trustor in the event that for any reason, with the exception of negligent or bad faith acts or omissions by the Trustee or the Trust Beneficiary, JCSA should be unable to exercise the Voting Rights for the JCSA Shares. The parties expressly agree that both the Trust Beneficiary and the Trustee shall be free of any and all liability that might arise from the exercise of the Voting Rights or any other rights to the JCSA Shares by JCSA (or any person designated by JCSA for such purposes and effects) or the Trustee. The Trustors obligate themselves, jointly, severally, and unrestrictedly, to protect, hold harmless, and indemnify the Trustee and the Trust Beneficiary with respect to any and all liability that might arise from the exercise of the



                                   Page - 17

                              Jose Visoso del Valle
                         Federal District Notary No. 92


Voting Rights or any other rights to the JCSA Shares by JCSA (or any person designated by JCSA for such purposes and effects) or the Trustee acting in compliance with the provisions of this Agreement, as well as any expense, loss, complaint, fine, claim, or cost of any nature resulting from or relating to the exercise of the Voting Rights by JCSA (or any person designated by JCSA for such purposes and effects) or the Trustee acting in compliance with the provisions of this Agreement.

e).- In the event that any Issuing Company decides to increase its capital stock through additional cash contributions and JCSA notifies and instructs the Trustee to subscribe and pay in the shares or partnership interests issued pursuant to said increase in capital stock, the Trustee shall subscribe and pay in said increase provided it has received from JCSA the necessary funds for such purpose, at least 3 (three) Business Days prior to the date on which said payment is to be made. JCSA's failure to deliver written instructions and the necessary funds in accordance with the terms and within the time frame provided in this Subsection shall release the Trustee from any liability and responsibility in relation to the subscription of said shares or partnership interests. All the shares or partnership interests subscribed and paid in the by Trustee pursuant to an increase in capital stock (i) shall be issued in the name of the Trustee; (ii) shall be considered, for all matters related to this Agreement, to be an integral part of the JCSA Shares; and (iii) shall be considered part of the Trust Estate and therefore subject to the terms and conditions of this Agreement.

f).- In the event (i) that any Issuing Company should issue new or additional shares or partnership interests as a result of the capitalization of profits, the capitalization of other accounts, or the payment of dividends on shares or partnership interests that should arise from or in relation to the JCSA Shares or (ii) a merger, spin-off, restructuring, or change in the form of any Issuing Company, said new and additional shares or partnership interests (w) shall be issued in the name of the Trustee; (x) shall be considered, for all matters related to this Agreement, to be an integral part of the JCSA Shares; and (y) shall be considered part of the Trust Estate and therefore subject to the terms and conditions of this Agreement.

g).- In the event that any corporate situation or change should occur that is not covered by this Agreement, the Trustee shall act solely in accordance with the joint instructions of the Trust Beneficiary and the Trustors, except in the event that the Trust Beneficiary notifies the Trustee in writing that a Distribution Circumstance has occurred and persists, in which case the Trustee shall act solely in accordance with the instructions of the Trust Beneficiary.

EIGHT. OBLIGATIONS OF THE TRUSTORS.

a).- During the term of this Agreement, the Trustors obligate themselves to (i) defend the ownership and right of the Trustee and the Trust Beneficiary to the Trust Estate against the claims and complaints of any person other than the Trustee, the Trust Beneficiary, or the Lenders; (ii) not to establish, incur, assume, or allow the existence of any Encumbrance or guarantee or options in favor of, of any claim by, any person in relation to the Trust Estate of any portion of same, except for Encumbrances permitted under the Credit Agreement;
(iii) not to sell, transfer, assign, pledge, deliver, allocate to a trust, grant, exercise usufruct, or dispose of in any way, or grant any option with respect to the Trust Estate or



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


any portion of same, except as provided by Clause Six and to the extent permitted under the Credit Agreement; and (iv) execute and deliver to the Trustee and/or the Trust Beneficiary those documents and take any reasonable action in relation to this Agreement and/or the Trust Estate which the Trustee (acting on the instructions of the Trust Beneficiary) or the Trust Beneficiary requests from them in writing from time to time and with reasonable advance notice, for the purpose of protecting and maintaining the Trust Estate, and pay all costs that are generated in relation to the foregoing.

b).- In accordance with the provisions of Article Four Hundred Four of the Statute, each Trustor expressly acknowledges that, due to the fact that said Trustor shall retain possession of the Assets Placed in Trust, each and every one of the risks of loss, damage, or deterioration in the value of the Assets Placed in Trust by said Trustor shall be incurred solely and exclusively by said Trustor.

c).- Likewise, and in accordance with the provisions of Article Four Hundred Five of the Statute, each Trustor shall be obligated to preserve and maintain the Assets Placed in Trust by said Trustor as if they were the Trustor's own assets, not to utilize them for any purpose other than those provided by Clause Six, and be liable for the damages that are caused to third parties by making use of same. The Trustors must pay any and all costs and expenses that are necessary or appropriate for the proper preservation, repair, management, and collection of the Trust Estate.

d).- Each Trustor shall keep the Assets Placed in Trust by said Trustor within Mexican territory, except pursuant to prior written authorization granted by the Trust Beneficiary and with the exception of those Assets Placed in Trust which, to the extent permitted under Clause Six, are exported in the ordinary course of the Trustors' businesses.

e).- Each Trustor must, and hereby expressly obligates itself to deliver to the Trustee and the Trust Beneficiary all the information that they reasonably request in writing in relation to the Assets Placed in Trust by the Trustor (or any portion of same), within 5 (five) Business Days following the date on which said Trustor receives the written request in question.

NINE. DEFENSE OF THE TRUST ESTATE; INDEMNIFICATION.

a).- The Trustee must always act responsibly and prudently and must not abandon, leave unprotected, or cause or permit any detriment whatsoever to the assets comprising the Trust Estate which are in its possession.

b).- In the event that it is necessary to defend the Trust Estate against any third party, the Trustee shall issue the powers of attorney (which in no instance shall be irrevocable) to the person or persons designated by the Trustors in writing, through JCSA, and approved by the Trust Beneficiary in writing (which approval may not be denied without justifiable case, and which shall be deemed to be given if the Trust Beneficiary does not object to the proposed attorneys in fact within a period of 5 (five) Business Days following the date on which it receives said proposal in writing), unless there is a Distribution Circumstance and/or a Distribution Notice that has been delivered to the Trustee, in which case the Trust Beneficiary shall have the exclusive right to instruct the Trustee in writing that it revoke any powers of attorney and that it issue powers of attorney to the persons designated by the Trust Beneficiary, with the understanding, however, that the Trustee shall assume no responsibility whatsoever in relation to the acts and actions carried out by any of said attorneys in fact, which provision shall be included in the powers of attorney that are granted by the Trustee; and with the understanding,



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


in addition, that any of said attorneys in fact must agree that any and all of the costs, fees, and expenses incurred by them in the exercise of said powers of attorney shall be covered solely and exclusively by the Trustors, and the Trustee and the Trust Beneficiary shall incur no liability whatsoever for said costs, fees, and expenses.

c).- The Trustors shall pay on time and in the proper manner any taxes, duties, assessments, or charges of any nature determined or imposed by any governmental authority on the Trust Estate (the "Trust Estate Taxes") which are due under applicable legislation. The Trustors shall deliver to the Trust Beneficiary and the Trustee, when they so request in writing with reasonable advance notice, all the documents necessary to certify for the record that the applicable Trust Estate Taxes have been paid in full, on time, in the proper manner, and in their entirety.

d).- In the event of an emergency, the Trustee must take the necessary action to preserve the Trust Estate and the rights based on same.

e).- The Trustors shall indemnify, defend, and hold harmless the Trustee and the Trust Beneficiary, as well as their respective officers, employees, advisors, and agents, against any claim, action, obligation, damage, loss, liability, cost and expense (including reasonable attorneys' fees) that should arise from and in relation to this Agreement or the Trust Estate, unless they should be the direct result of the negligence, dolus, or bad faith of said persons.

TEN.- REMEDY IN THE EVENT OF LOSS CAUSED BY A FINAL COURT JUDGEMENT. The Trustors shall be obligated and shall be responsible for remedying the loss in the event of loss of the Trust Estate or any part of same under a final court judgement, in accordance with the provisions of applicable laws and statutes. The Trustors hereby authorize the Trustee and the Trust Beneficiary to assign, transfer, or otherwise transfer the rights based on this Clause Ten to any third party assign of the Trustee or any third party that should acquire an interest in the Trust Estate. The rights that are created by this Clause Ten shall remain in effect for a period of six months beginning on the date on which the Trustee, the Trust Beneficiary, or any acquiring third party, as the case may be, acquires and receives said interest and/or the pertinent Asset Placed in Trust, without prejudice to the provisions of Article Two Thousand One Hundred Thirty-Nine of the Federal Civil Code and the correlative articles of the Civil Codes of the Federal Entities of Mexico and the Federal District.

ELEVEN.-  DISTRIBUTION CIRCUMSTANCES.

a).- In the event that a Distribution Circumstance occurs and persists and/or the Trustee has received a Distribution Notice from the Trust Beneficiary (i) all JCSA's rights to exercise any Voting Rights or any other rights which it is entitled to exercise under Clause Seven of this Agreement shall terminate and shall subsequently be exercised by the Trustee (in accordance with the instructions that it receives in writing from the Trust Beneficiary) and the Trustee shall have the right to retain any and all Distributions that are subsequently made in relation to the JCSA Shares and shall apply same to payment of the Guaranteed Obligations in accordance with the provisions of this Agreement; and (ii) all the Trustors' rights under Clause Six or any other rights which they are entitled to exercise under this Agreement shall terminate and shall subsequently be exercised by the Trustee (in accordance with the instructions that it receives in writing from the Trust Beneficiary).



                                   Page - 20
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                              Jose Visoso del Valle
                         Federal District Notary No. 92


b).- Each Trustor hereby expressly and irrevocably agrees and authorizes the Trustee to follow the distribution procedure and the non-judicial sale of the Trust Estate in accordance with the provisions of Clause Twelve in the event that, and at the point in time that the Trustee receives a notice (said notice being a "Distribution Notice") from the Trust Beneficiary which certifies that a Distribution Circumstance has occurred. Distribution Notices must be prepared using the notice format which is attached to this Agreement and which I inserted in the appendix to this instrument under the letter "G".

c).- The Trustor shall give the Trustee and the Trust Beneficiary written notice, within the Business Day following the date on which they have or reasonably should have had knowledge of the existence of a Distribution Circumstance or any event which constitutes or which in its opinion or with the passage of time, or both, might constitute a Distribution Circumstance.

d).- Each Trustor expressly acknowledges that the Lenders and the Trust Beneficiary have adopted the Credit Agreement and have granted the Credits, made Loans and/or have issued Letters of Credit to the Borrowers in accordance with the Credit Agreement based on, and the determining factor in its decision being, among other things, the agreement of each Trustor and each Trustor's express and irrevocable authorization for the Trustee to follow the distribution procedure and the non-judicial sale of the Trust Estate in accordance with the provisions of Clause Twelve, and in accordance with Article Eighty-Three of the Credit Institutions Statute.

TWELVE.- Distribution Procedure; Non-Judicial Sale of the Trust Estate. In accordance with the provisions of Article Eighty-Three of the Credit Institutions Statute, the parties hereby expressly and irrevocably agree that at the point in time that the Trustee receives a Distribution Notice, the following distribution procedures shall be implemented:

a).- The Trustee shall notify in writing (the "Trustee Notice") each Trustor (with copy to the Trust Beneficiary) indicating that it has received a Distribution Notice, as soon as possible, but in any case no later than the second Business Day immediately following the date on which it received the Distribution Notice. The Trustee Notice must be prepared using the notice format that is attached to this Agreement and which I inserted same in the Appendix to this instrument under the letter "H".

b).- The Trustor shall have a period of 5 (five) Business Days, beginning on the date that they receive the Trustee Notice, to correct the Distribution Circumstance described in the Trustee Notice (the "Peremptory Period"), and to submit in writing to the Trust Beneficiary certified proof (with copy to the Trustee) that documents that said Distribution Circumstance has been corrected (said notice shall be referred to as the "Performance Notice").

c).- Any Distribution Notice, Trustee Notice, Performance Notice, Suspension Instruction, and Continuation Instruction shall be delivered in writing, in the presence of a notary public in Mexico, at the domiciles indicated in Clause Eighteen.

d).- The Trust Beneficiary may at any time, by means of a written notice sent to the Trustee (each of said instructions shall be referred to as a "Suspension Instruction"), instruct the Trustee to suspend, in part or in toto, on the date and at the time that the Trustee receives the Suspension Instruction, the distribution procedures initiated by the Distribution Notice in question, with the understanding, however, that said suspension shall be void, in part or in toto, as of the date and time



                                   Page - 21

                              Jose Visoso del Valle
                         Federal District Notary No. 92


that the Trustee receives from the Trust Beneficiary one or several instructions in writing (each of said instructions shall be referred to as a "Continuation Instruction") instructing the Trustee to continue, in part or in toto, with the suspended distribution procedures. Each Suspension Instruction or Continuation Instruction must be prepared according to the formats which are attached to this Agreement and which I inserted in the Appendix of this instrument under the letters "I" and "J", respectively.

Once the Trustee receives the Continuation Instruction in question, the Trustee shall immediately continue the distribution procedure in accordance with the provisions of this Clause.

e).- In the event that the Trustors do not correct the Distribution Circumstance described in the pertinent Trustee Notice precisely within the Peremptory Period and in the manner provided by Subsection (b) hereinabove, then (i) the Trustors shall have a period of 3 (three) Business Days following the end of the Peremptory Period to physically deliver and/or make available to the Trustee (or the person that the latter designates on the instructions of the Trust Beneficiary) each and every one of the Assets Placed in Trust comprising the Trust Estate (along with a certification by each Trustor which lists, identifies, and describes in detail each of the Assets Placed in Trust owned by said Trustor which are part of the Trust Estate as of said date), including, without any restriction or limitation whatsoever, the originals of all credit instruments, contracts, agreements, and other documents pertaining to the Accounts Receivable that belong to them as of said date, which, to the extent that should be legally applicable, must have their ownership duly endorsed over to the Trustee; (ii) the Trust Beneficiary shall deliver a notice to the Trustee (the "Possible Buyers Notice") which shall contain a list with the names or company names, domiciles, telephone and fax numbers of the persons who have been identified as possible buyers of the JCSA Shares (the "Possible Buyers"); and
(ii) the Trustee shall immediately proceed with the non-judicial sale of the Trust Estate in accordance with the following provisions:

One).- With respect to the cash amounts received by the Trustee and deposited in the Trust Account in accordance with this Agreement, the Trustee shall immediately apply, without the requirement of prior notice, notification, or a court order or non-judicial decision in this regard, all the amounts deposited in the Trust Account as of said date to payment of the items in accordance with the terms and order provided by Number Five of this Clause.

Two).- With respect to the Accounts Receivable that are part of the Trust Estate, the Trustee shall only be required to grant one or several powers of attorney for litigation and collection actions to the person or persons designated in writing by the Trust Beneficiary (the "Collection Agents"), without on that basis assuming any liability whatsoever for the actions of the Collection Agents, which provision shall be transcribed in the document recording the power or powers of attorney granted, and provided that the Collection Agents agree that the costs and fees generated by their work are to be paid to them directly by the Trustors, without the Trustee or the Trust Beneficiary being liable for those items. All the amounts that are received from the collection of the Accounts Receivable, shall be deposited in the Trust Account and the Trustee shall apply them immediately and without the need for prior notice, notification or a court order or non-judicial decision in this regard, to payment of the items in accordance with the terms and order provided by Number Five of this Clause.

Three).- The Trustee must follow the following procedure with respect to the JCSA Shares:


                                   Page - 22

                              Jose Visoso del Valle
                         Federal District Notary No. 92


A).- The Trust Estate must obtain from an authorized credit institution of recognized prestige that is either a subsidiary of foreign banking or financial institutions, or a subsidiary of JPMorgan Chase, Goldman Sachs, Morgan Stanley, UBS Warburg, Lehman Brothers, or any other financial institution of similar prestige, including their respective successors and assigns (other than the Trustee or the Trust Beneficiary or any company that is a successor or assign of the Trustee or the Trust Beneficiary) that the Trust Beneficiary should indicate in writing, a valuation of the JCSA Shares, which shall serve as the basis for the sale of same (the "Base Price of the Shares").

B).- The Trustee shall send a notice to the Possible Buyers (the "Share Auction Notice") for the sale of the JCSA Shares at a private auction, within 5 (five) Business Days following the date on which the Trustee receives the Possible Buyers Notice from the Trust Beneficiary, using for such purposes the format which is appended to this Agreement as Appendix "I". The Share Auction Notice must contain the location and time, which shall be determined by the written instructions that the Trustee shall receive from the Trust Beneficiary, at which the auction is to be held, the Base Price of the Shares, and establish that said sale is the result of the procedure to execute the Trust Estate under the terms of this Agreement. The Share Auction Notice must be delivered to each of the Possible Buyers at least 15 (fifteen) Business Days in advance of the date the private auction is to be held. The parties hereby agree that the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) shall at all times have the preemptive right to buy the JCSA Shares (or any portion of same). The Share Auction Notice must make mention of the Trust Beneficiary's preemptive right in the terms provided herein, except in the event that the Trust Beneficiary expressly waives same (with a copy to the Trustors), in a document submitted to the Trustee. For the purposes of this Number Three (3), the term "preemptive right" shall mean that at any point in time prior to or during the private auction, the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) shall have the right to buy from the Trustee the JCSA Shares (or any portion of same), by paying the Trustee a price (i) that is equal to the Base Price of the Shares (or, in the event that the Trust Beneficiary exercises its preemptive right to buy a portion of the JCSA Shares, a percentage of the Base Price of the Shares that represents the portion of the JCSA Shares to be purchased by the Trust Beneficiary), in the event that said right is exercised prior to the auction in question; or (ii) equal to or greater than the highest price offered by any Possible Buyer, in the event that said right is exercised during the auction in question, minus (x) any amounts of principal and interest, fees, commissions, income tax , withholding, sales taxes or any other taxes and other amounts owed and not paid to the Trust Beneficiary and/or the Lenders in relation to the Guaranteed Obligations; (x) all the out of pocket expenses incurred by the Trust Beneficiary in relation to this Agreement and the sale and distribution of the Trust Estate; and (z) all the amounts owed the Trust Beneficiary under this Agreement (the resulting amount shall be referred to as the "Outstanding Balance"). The preemptive right granted to the Trust Beneficiary under this paragraph may be exercised by the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) at any time prior to or during the private auction in question, by issuing a written notice (the "Share Exercise Notice") to the Trustee (with copy to the Trustors).



                                   Page - 23

                              Jose Visoso del Valle
                         Federal District Notary No. 92


In the event that the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) exercises its preemptive right by issuing a Share Exercise Notice, and the Outstanding Balance exceeds the Base Price of the Shares (or the percentage of the Base Price of the Shares representing the portion of the JCSA Shares to be purchased by the Trust Beneficiary), in the event that said right is exercised prior to the auction in question, or the highest price offered by any Possible Buyer, in the event that said right is exercised once the auction has commenced, the JCSA Shares in question shall be transferred to the Trust Beneficiary (or to the person or persons that the latter designates) without any further consideration by virtue of the offset, in the corresponding proportion, against the Outstanding Balance, with the understanding that any remaining amount of the Outstanding Balance shall remain due and payable in accordance with Number Five hereinafter. Subject to the provisions of Number 4 hereinafter, any amount paid by the Trust Beneficiary (or the person or persons that the latter designates) to the Trustee in relation to the exercise of its preemptive right, should such be the case, must be delivered by the Trustee to JCSA at the time that the transfer of the JCSA Shares in question to the Trust Beneficiary (or to the person or persons designated by the latter) is executed and completed in accordance with applicable legislation.

C).- Likewise, the Share Auction Notice shall provide that the Possible Buyers must deposit with the Trustee, at the minimum, an amount representing 10% (ten percent) of the Base Price of the Shares, in certificates of deposit issued by authorized credit institutions, at least 2 (two) Business Days prior to the date on which the private auction is to be held (the "Share Deposit"). No bid shall be accepted or considered valid unless the Share Deposit is made in accordance with the terms and within the time frame provided hereinabove. The Trustee shall complete the auction sale by transferring the JCSA Shares to the Possible Buyer (from among the Possible buyers) that has offered the highest bid, which must in any case be equal to or greater than the Base Price of the Shares (the "Highest Bidder for the Shares"), subject to the Trust Beneficiary's preemptive right.

D). The Highest Bidder for the Shares must pay, in immediately available funds, the balance of the highest bid at the time that the transfer of the JCSA Shares is formalized, in accordance with the terms of applicable legislation. In the event that the transfer of the JCSA Shares is not carried out due to any cause that is attributable to the Highest Bidder for the Shares, the Highest Bidder for the Shares shall lose the Share Deposit delivered to the Trustee in favor of the Trust Estate. The full text of this Subsection (d) must be transcribed in the Share Auction Notice.

E).- In the event that the Trustee does not carry out the sale of the JCSA Shares at the first private auction, the Trustee shall deliver by hand to each of the Possible Buyers, as well as to those other persons the Trust Beneficiary so instructs the Trustee in writing (with copy to the Trustors), a second Share Auction Notice for a second auction under the same terms as the first, but in which the Base Price for the Shares shall be reduced by 10% (ten percent). Should a sale not be executed by the Trustee at the second auction, the Base Price for the Shares shall be subsequently reduced at each private auction by 10% (ten percent) until the JCSA Shares are sold, with the understanding, however, that the sale price shall never be reduced by more than 50% (fifty percent) of the Base Price for the Shares. The second or the subsequent Share Auction Notices must be made in accordance with the provisions of Subsections
(B), (C), and (D) of this Number Three.



                                   Page - 24

                              Jose Visoso del Valle
                         Federal District Notary No. 92


Four).- With respect to all those other fixed or moveable assets that are part of the Trust Estate and which, due to their nature, are not part of or are not included in the property and/or assets described in Numbers One, Two, and Three hereinabove in this Clause (the "Remaining Assets"), the Trustee must follow the following procedure:

A).- The Trustee must obtain from an authorized credit institution of recognized prestige that is either a subsidiary of foreign banking or financial institution, or a subsidiary of JPMorgan Chase, Goldman Sachs, Morgan Stanley, UBS Warburg, Lehman Brothers, or any other financial institution of similar prestige, including their respective successors and assigns (other than the Trustee or the Trust Beneficiary or any company that is a successor or assign of the Trustee or the Trust Beneficiary) that the Trust Beneficiary should indicate in writing, a valuation of the Remaining Assets, which shall serve as the basis for the sale of same (the "Base Price of the Remaining Assets").

B).- The Trustee must publish an auction notice (the "Remaining Assets Auction Notice") for the sale at private auction by the Remaining Assets, in at least one large circulation newspaper in Mexico City, utilizing for such purposes the format which is attached to this Agreement and which I inserted in the appendix of this instrument under the letter "K". The Remaining Assets Auction Notice must contain the location and time at which the auction is to be held, the Base Price of the Remaining Assets, and provide that said sale is the result of the procedure for execution of the Trust Estate under the terms of this Agreement. The Remaining Assets Auction Notice must be published at least 15 (fifteen) Business Days prior to the date of the private auction is held. The parties hereby agree that the Trust Beneficiary (either directly or through the person or persons designated by the latter) shall at all times have a preemptive right to purchase the Remaining Assets (or any portion of same). The Remaining Assets Auction Notice must make mention of the Trust Beneficiary's preemptive right under the terms provided herein, except in the event that the Trust Beneficiary expressly waives same in a document submitted to the Trustee (with copy to the Trustors). For the purposes of this Number Four (B), the term "preemptive right" shall mean that at any point in time prior to or during the private auction, the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) shall have the right to buy from the Trustee the Remaining Assets (or any portion of same), by paying the Trustee a price (i) that is equal to the Base Price of the Remaining Assets (or, in the event that the Trust Beneficiary exercises its preemptive right to buy a portion of the Remaining Assets, a percentage of the Base Price of the Remaining Assets which represents the portion of the Remaining Assets to be purchased by the Trust Beneficiary), in the event that said right is exercised prior to the auction in question; or (ii) equal to or greater than the highest price offered by any participating bidder, in the event that said right is exercised during the auction in question, minus (x) any amounts of principal and interest, fees, commissions, income tax ,withholding, sales taxes or any other taxes and other amounts owed and not paid to the Trust Beneficiary and/or the Lenders in relation to the Guaranteed Obligations; (y) all the out of pocket expenses incurred by the Trust Beneficiary in relation to this Agreement and the sale and distribution of the Trust Estate; and (z) all the amounts owed the Trust Beneficiary under this Agreement (the resulting amount shall be referred to as the "Outstanding Balance"). The preemptive right granted to the Trust Beneficiary under this Paragraph


                                   Page - 25

                              Jose Visoso del Valle
                         Federal District Notary No. 92


may be exercised by the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) at any time prior to or during the private auction in question, by issuing a written notice (the "Remaining Assets Exercise Notice") to the Trustee (with copy to the Trustors).

In the event that the Trust Beneficiary (either directly or through the person or persons that the latter shall designate) exercises its preemptive right by issuing a Remaining Assets Exercise Notice, and the Outstanding Balance exceeds the Base Price of the Remaining Assets (or the percentage of the Base Price of the Remaining Assets representing the portion of the Remaining Assets to be purchased by the Trust Beneficiary), in the event that said right is exercised prior to the auction in question, or the highest price offered by any Possible Buyer, in the event that said right is exercised once the auction has commenced, the Remaining Assets in question shall be transferred to the Trust Beneficiary (or to the person or persons that the latter designates) without any further consideration by virtue of the offset, in the corresponding proportion, against the Outstanding Balance, with the understanding that any remaining amount of the Outstanding Balance shall remain due and payable in accordance with Number 5 hereinafter. Any amount paid by the Trust Beneficiary (or the person or persons that the latter designates) to the Trustee in relation to the exercise of its preemptive right, should such be the case, must be delivered by the Trustee to the pertinent Trustors at the time that the transfer of the Remaining Assets in question to the Trust Beneficiary (or to the person or persons designated by the latter) is executed and completed in accordance with applicable legislation.

C).- Likewise, the Remaining Assets Auction Notice shall provide that any interested person must deposit with the Trustee, at the minimum, an amount representing 10% (ten percent) of the Base Price of the Remaining Assets, in certificates of deposit issued by authorized credit institutions, at least 2
(two) Business Days prior to the date on which the private auction is to be held (the "Remaining Assets Deposit"). No bid shall be accepted or considered valid unless the Remaining Assets Deposit is made in accordance with the terms and within the time frame provided hereinabove. The Trustee shall complete the auction sale by transferring the Remaining Assets to the bidder (from among the other bidders) that has offered the highest bid, which must in any case be equal to or greater than the Base Price of the Remaining Assets (the "Highest Bidder for the Remaining Assets "), subject to the Trust Beneficiary's preemptive right.

D). The Highest Bidder for the Remaining Assets must pay, in immediately available funds, the balance of the highest bid at the time that the transfer of the Remaining Assets is formalized in accordance with the terms of applicable legislation. In the event that the transfer of the Remaining Assets is not carried out due to any cause that is attributable to the Highest Bidder for the Remaining Assets, the Highest Bidder for the Remaining Assets shall lose the Remaining Assets Deposit delivered to the Trustee in favor of the Trust Estate. The full text of this Subsection (d) must be transcribed in the Remaining Assets Auction Notice.

E).- In the event that the Trustee does not carry out the sale of the Remaining Assets at the first private auction, it shall call a second auction under the same terms as the first, but in which the Base Price for the Remaining Assets shall be reduced by 10% (ten percent). Should a sale not be executed by the Trustee at the second auction, the Base Price for the Remaining Assets shall be subsequently reduced at each private auction by 10% (ten percent) until the Remaining Assets are sold, with the understanding, however, that the sale price shall never be reduced by more than 50%


                                   Page - 26

                              Jose Visoso del Valle
                         Federal District Notary No. 92


(fifty percent) of the Base Price of the Remaining Assets. The second or the subsequent Remaining Assets Auction Notices must be made in accordance with the provisions of Subsections (B), (C), and (D) of this Number Four.

Five.- The proceeds from the sale of the JCSA Shares, the Remaining Assets, or any other portion of the Trust Estate, including the cash in the Trust Account, shall be distributed by the Trustee in the following order, unless the Trust Beneficiary instructs it otherwise, without the need for a court order or a decision of any other type to that effect: (A) ONE, for payment of all the fees, costs, and expenses incurred by the Trustee in relation to this Agreement; (B) TWO, for payment in full of the Guaranteed obligations, in accordance with the instructions that the Trustee receives from the Trust Beneficiary, with the understanding that all the fees, commissions, expenses, late payment interest charges, ordinary interest and the principal amount (in that order) owed to the Trust Beneficiary and/or to the Lenders under this Agreement, the Credit Agreement, the Guarantee Agreement, or any other agreement, contract, document, or instrument related to same shall be paid in full; and (C) THREE, the residue of the Trust Estate, if any, shall be delivered to the appropriate Trustors in their capacity as secondary trust beneficiaries.

Six. In accordance with Article Four Hundred Twelve of the Statute, if the proceeds from the sale or transfer of the Trust Estate should be insufficient to cover payment in full of the Guaranteed Obligations or any other amount owed to the Trust Beneficiary, the Lenders, or the Trustee under this Agreement, the Credit Agreement, the Guarantee Agreement, or any other agreement, contract, document, or instrument related to same, the Trustors, under Mexican legislation, shall be released from their obligation to pay said outstanding balances. Notwithstanding the foregoing provisions, the parties hereby expressly acknowledge and agree that it is and has been at all times the intent and the desire of the parties that each and every one of the Trustors with be liable for performing the Guaranteed Obligations with their entire assets, for which reason they hereby expressly and irrevocably agree that if at any point in time subsequent to the date of the signing of this Agreement, as a result of an amendment to the Statute or for any other reason, Article Four Hundred Twelve of the Statute is repealed, ceases to be valid or enforceable (a "Change in the Statute"), the first provision of this Number Six shall automatically cease to be valid and shall be considered not to have been provided, for all appropriate purposes and effects. Each of the Trustors hereby expressly (a) waives the right to the effect that, prior to the effective date of a Change in the Statute, its obligations under this Agreement, the Credit Agreement, and Guarantee Agreement, or any other agreement, contract, document, or instrument related to same, are obligations with recovery limited to the Trust Estate; and (b) waives any right that it might have to the effect that, even prior to a Change in the Statute, its obligations under this Agreement, the Credit Agreement, the Guarantee Agreement, or any other agreement, contract, document, or instrument related to same, are obligations with recovery limited to the Trust Estate under any legislation other than Mexican legislation.

Seven.- Each Trustor obligates itself to carry out, or cause to be carried out, all the acts and actions and/or initiate each and every one of the procedures that should be necessary in order for the Trustee (acting on the instructions of the Trust Beneficiary) to execute and transfer the



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


Trust Estate (or any portion of same) in accordance with the procedure provided by this Clause. Each Trustor also agrees to carry out or cause to carry out all the acts and actions that should be necessary or appropriate to expedite the sale, assignment, or transfer of each and every part of the Trust Estate, and to sign and deliver any documents and take any other action that the Trustee (acting on the instructions of the Trust Beneficiary) and/or the Trust Beneficiary should deem necessary or appropriate for the purpose of making said sale, assignment, or transfer comply with applicable legislation.

Eight.- Due to the fact that the Guaranteed Obligations are monetary obligations denominated in Dollars and payable outside Mexico, in order to make payment of said Guaranteed Obligations, the amounts in Pesos that the Trustee receives under this Agreement (A) shall be converted into Dollars by the Trustee through a currency exchange transaction with the Mexican financial institution designated by the Trust Beneficiary, and the currency that is obtained from said conversion shall be distributed by the Trustee in accordance with Number Five hereinabove; or (B) in the event that Pesos cannot be exchanged for Dollars as a result of the establishment of currency exchange controls or any other measure adopted by the cognizant authorities, by law or by regulation, the Trustee shall deliver the Pesos to the Trust Beneficiary or to the person designated by the Trust Beneficiary for such purposes and effects.

Nine.- The Trustors hereby irrevocably instruct the Trustee to, once the procedure referred to by this Clause has been initiated, ignore any notification or request that it receives from the parties to this Agreement other than the notices and requests that are expressly provided for in this Clause.

THIRTEEN.- LEGAL PROHIBITIONS. In accordance with aforementioned One Hundred Six, Section Roman Nineteen, Subsection b) of the Credit Institutions Statute, the Trustee declares that it has explained to the Trust Beneficiary and the Trustors the scope, purposes, and effects of said Subsection, which provides as follows:

"Article 106.- Credit Institutions are prohibited from doing the following:

....XIX.  In executing the transactions referred to by Article 46, Section XV of this Statute:

(a)....

(b) Being liable to trustors or principals for the nonperformance by debtors of the loans that are granted or the nonperformance of issuers with respect to securities that are purchased, unless it is due to its fault, according to the provisions of the final section of Article Three Hundred Fifty-Six (presently Article Three Hundred Ninety-One) of the General Securities and Credit Transactions Statute, or guarantee the receipt of yields or revenues for the funds for which it recommends investments.

If at the end of the trust, authorization, work assignment or commission established for the purpose of the granting of credits, the latter have not been paid off or settled by the debtors, the institution must transfer same to the trustor or trust beneficiary, as the case may be, or to the principal, and it shall refrain from covering the amount of same.

Any agreement that is contrary to the provisions of the two foregoing paragraphs shall have no legal validity whatsoever ..." The Trustee's liability under this Agreement is, in any event, limited to the value of the Trust Estate.

FOURTEEN.- TAXES AND EXPENSES.

a).- All the applicable costs, expenses, taxes, and fees assessed on the Trust Estate


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


and the fees generated by the preparation, execution and adoption of this Agreement and by any amendment to same, as well as by any act or document that under this Agreement must be carried out, prepared, signed or served, including, without restriction or limitation, reasonably and duly documented fees of the legal advisors of the Trust Beneficiary and the Trustee, as well as any expenses incurred by the Trust Beneficiary and the Trustee in the performance of their respective obligations, in the exercise of their respective rights under this Agreement, and in the distribution of the Trust Estate, shall be solely and exclusively chargeable to and covered by the Trustors.

b).- In the event that for any reason the Trustee and/or the Trust Beneficiary covers, on behalf of and by order of the Trustors (or any of the individual Trustors), any of said fees, costs, or expenses, the Trustors obligate themselves to immediately reimburse the Trustee and/or the Trust Beneficiary, whichever is the case, at the time that the Trustors are requested in writing to do so.

FIFTEEN.- Trustee Fees. As the consideration for its services under this Agreement, the Trustors shall pay the Trustee the fees provided hereinafter, with the understanding that said fees do not include the pertinent value added tax:

One. Fee for Appointment to the Position and Execution of the Agreement. The Trustee shall receive the amount of US$ 5,000.00 (five thousand and 00/100 Dollars) for its appointment as Trustee and for the execution of this Agreement, which fee the Trustors shall pay to the Trustee at the time this Agreement is executed.

Two.- Management Fee. The Trustee shall receive the amount of US $12,000 (twelve thousand and 00/100 Dollars) for the management and administration of this Agreement, payable semiannually and in advance, which is to say, US$ 6,000.00 (six thousand and 00/100 Dollars) per six month period, the first of which the Trustors shall pay to the Trustee at the time this Agreement is executed.

Distribution Fee. The Trustee shall be paid the following fees as the consideration for its obligations and responsibilities arising from the distribution and non-judicial sale of the Trust Estate in accordance with Clause Twelve, with the understanding, however, that said fees shall be paid with the proceeds of the sale or transfer of the Trust Estate as provided by Clause
Twelve: (i) 3% (three percent) of the amounts deposited in the Trust Account on the date on which the Trustee transfers said amounts to the Trust Beneficiary in accordance with Clause Twelve, Subsection (e), Numbers One and Two; and (ii) 3% (three percent) of the sales price of the other assets comprising the Trust Estate.

Other Acts and Actions. For any amendment to this Agreement, the granting of powers of attorney, or for any legal act not provided for in the Agreement, the amount of US$ 500.00 (five hundred and 00/100 Dollars), payable upon the signing of the amendment, agreement, contract, or document in question.

The Trustee's fees shall incur the applicable Value Added Tax in accordance with the provisions of applicable legislation, and shall be increased annually in accordance with the Consumer Price Index published by the U.S. Department of Labor Statistics.

Five. [sic] Taxes, fees, expenses (including travel and per diem expenses, as the case may be), must be paid in advance to the Trustee on behalf of and by order of the Trustors.

Six.- The parties agree that the Trustee shall refrain from carrying out any administrative actions for as long as there is any outstanding debt owed to it.

Seven.- In the event the Trustee's fees are not paid in accordance with this Clause,


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


the Trustors shall have to pay the Trustee monthly late payment interest charges, at the rate resulting from adding 2.0% (two percentage points) to the Average Percentage Cost of Funds (CPP) (or any index which supersedes same) which is published by the Bank of Mexico for the month to which the delinquency pertains.

SIXTEEN.- ASSIGNMENTS. Except as provided by Clause Twenty-Four of this Agreement, the rights and obligations created by this Agreement may not be assigned or transferred by any of the Trustors or the Trustee to any third party without the prior written consent of the Trust Beneficiary. The Trust Beneficiary may assign or transfer its rights under this Agreement, in part or in toto, by means of written notification to the Trustee and the Trustors, without requesting the consent of the Trustee or the Trustors to carry out said assignment or transfer, subject to the provisions of the Credit Agreement.

SEVENTEEN.- AMENDMENTS. This Agreement may be amended only with the written consent of the Trustors, the Trust Beneficiary, and the Trustee.

EIGHTEEN.- NOTIFICATIONS AND NOTICES. All notices and notifications among the parties shall be in writing, in the Spanish language, and must be delivered (i) by hand, with acknowledgement of receipt; (ii) by special messenger service, with acknowledgement of receipt; or (iii) via fax, followed by special messenger service or hand delivery, with acknowledgement of receipt. All notifications and notices shall be delivered to the following domiciles and fax numbers, and shall be valid as of hand delivery:

To the Trustors:

Adolfo Lopez Mateos Number five hundred fifteen, Tlacopac District, Mexico City, Postal Code zero one thousand forty.

Telephone: (fifty-two fifty-five 52-55) five four nine zero one seven zero zero "5490-1700".

Fax: (fifty-two fifty-five 52-55) five four nine zero dash one seven nine zero "5490-1790"

To the attention of: General Manager
To the Trust Beneficiary:
Credit Suisse First Boston
Eleven Madison Avenue
New York, New York one zero zero one one "10011"
Telephone: two hundred twelve (212) three two five dash nine nine three four "325-9934"
Fax: (212 two hundred twelve) three two five dash eight three zero four"
325-8304"

To the attention of: Yvette McQueen
To the Trustee:
BankBoston, Incorporated, Credit Institution, Trust Division
Bosque de Alisos number forty-seven dash "B", third floor, Bosques de las Lomas Subdivision, Postal Code zero five thousand one hundred two, Mexico City.
Telephone: (5255 fifty-two fifty-five) five two five seven dash seven nine zero zero "5257-7900"
Fax: (5255 fifty-two fifty-five) five two five seven dash seven one two two "5257-7122"

To the attention of: Miguel Escudero Basurto - Trust Manager


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
                              Jose Visoso del Valle
                         Federal District Notary No. 92


NINETEEN.- APPENDIXES AND HEADINGS. All the documents appended to this Agreement are an integral part of this Agreement, to the same extent they would be if their entire text were inserted into the Agreement. The titles and headings included in this Agreement are employed solely for purposes of convenience and shall not affect the interpretation of this Agreement.

TWENTY.- ADDITIONAL OBLIGATIONS. Each Trustor obligates itself, upon a written request (delivered reasonably in advance) from the Trustee and/or the Trust Beneficiary, to sign and deliver or cause to be signed and delivered to the Trustee and/or the Trust Beneficiary, any and all contracts, agreements, instruments, notifications, notices, and other documents that should be reasonably necessary or appropriate in order for the Trustee and/or the Trust Beneficiary to implement or perform the terms or the purpose of this Agreement.

TWENTY-ONE. CAPACITY OF THE TRUST BENEFICIARY. Each Trustor and the Trustee hereby expressly and irrevocably (i) acknowledge that the Trust Beneficiary has the legal capacity and authority to act in the name of and in representation of the Lenders in all matters that arise from or are related to this Agreement or any other documents related to same; and (ii) they waive their rights to take any action that questions or disputes the legal existence, designations, legal capacity or other capacity, and the authority of the Trust Beneficiary to act in the name of and in representation of the Lenders.

TWENTY-TWO.- JURISDICTION, APPLICABLE LAW. In regard to all matters pertaining to the interpretation and performance of this Agreement, the parties expressly and irrevocably make themselves subject to the applicable laws of Mexico and the jurisdiction of the competent courts of Mexico City, for which reason they expressly and irrevocably waive any other jurisdiction to which they might be entitled on the basis of their present or future domiciles or for any other reason.

TWENTY-THREE.- RESIGNATION AND REPLACEMENT OF THE TRUSTEE.

a).- In accordance with Article Three Hundred Eighty-Five, Paragraph Three of the Statute, the Trustee may resign or be removed from its position by the Trust Beneficiary. In the event of removal, the Trust Beneficiary must request same in writing at least 20 (twenty) Business Days in advance of the effective date of the removal.

b).- The Trustee hereby expressly agrees that its resignation shall not be valid for any purpose until one of the following occurs first (i) the date on which the Trust Beneficiary has appointed a successor trustee and said successor trustee has accepted its appointment to act as Trustee under this Agreement and
(ii) 90 (ninety) calendar days following the delivery of said resignation notice. When the Trustee is terminated from its position due to resignation or removal, it shall prepare a Trust Estate report that covers the period since the last report that it submitted prior to the effective date of said resignation or removal. The parties shall have a period of 10 (ten) Business Days to examine same and make the clarifications that they deem pertinent. Once said period of time has concluded, it shall be deemed tacitly approved if no comment whatsoever has been made.

c).- When a replacement Trustee is appointed, the latter shall acquire ownership of all the assets comprising the Trust Estate, and shall be invested with all the authority, rights, powers, and obligations provided by this Agreement.

TWENTY-FOUR.- INDEMNIFICATION OF THE TRUSTEE.



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


The Trustors and the Trust Beneficiary shall defend and hold harmless the Trustee and its trust officers, officials, employees, and agents from any and all liability, damages, obligations, claims, judgements, settlements, demands, expenses and/or costs of any nature, including attorney fees, which are enforced or filed against, imposed on, or incurred by the Trustee as a result of, by reason of, or as a consequence of acts and actions carried out by the Trustee to accomplish the Trust Purposes and the defense and protection of the Trust Estate (except those that are the result of dolus, negligence, or bad faith on the part of the Trustee or when the Trustee performs any act or action that this Agreement does not authorize it to perform) or due to claims, fines, penalties, and any other liability or debt of any nature in relation to the Trust Estate or this Agreement, whether vis-a-vis governmental authorities, judicial authorities, arbitration boards, or any other authority, both local or federal, both in the Mexican Republic and abroad (except those that are the result of dolus, negligence, or bad faith on the part of the Trustee or when the Trustee performs any act or action that this Agreement does not authorize it to perform).

In the event that any de facto situation, act by authority, or legal consequence occurs, which causes monetary liabilities in relation to this Agreement and/or the assets of BankBoston, S.A., Multiple Banking Institution, which have been caused by acts or omissions by the parties to this Agreement, by the Trustee in performing the Trust Purposes, or by third parties, including disbursements related to the acts and items indicated in the foregoing paragraph (except in instances in which there has been dolus, negligence or bad faith on the part of the Trustee or in which the Trustee has performed an act or action that it is not authorized to perform under this Agreement), the payment occasioned by said monetary liabilities shall be chargeable to the Trustors and/or the Trust Beneficiary, as applicable.

TWENTY-FIVE. RECORDING. The Trustors must on this same date submit this Agreement for recording at (i) the Government Commercial Registry for the places where the domiciles of each of the Trustors are located; and (ii) the Government Property Registry for the place where the Real Properties are located, for which purpose there shall be delivered to the Trustee and the Trust Beneficiary a letter issued by the notary public or notaries public responsible for carrying out said recordings, which certifies that this Agreement has been submitted for recording at the pertinent Government Registry or Registries as provided by this Clause.

The foregoing notwithstanding, the Trustors obligate themselves to deliver to the Trustee and the Trust Beneficiary as soon as possible, but no later then 20 (twenty) Business Days following the date this Agreement is signed, the first certified and executed copies (originals) of this Agreement duly sealed by each of the pertinent Government Registries.

Likewise, the Trustor hereby expressly obligate themselves to deliver to the Trustee and the Trust Beneficiary, as soon as possible, but no later than 5
(five) Business Days following the date on which the Trustors receive the pertinent written request from the Trust Beneficiary or the Trustee (acting on the instructions of the Trust Beneficiary) to record this Agreement at any other registry that is required under applicable legislation, and submit certified documentation of same to the Trustee and the Trust Beneficiary.[sic]

TWENTY-SEVEN.- SIX.- [sic] The parties produced for me a notice addressed to the Federal District Treasury which listed the statements and payment receipts pertaining to the real


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                              Jose Visoso del Valle
                         Federal District Notary No. 92


properties covered by this transaction, a copy of which I inserted in the appendix to this instrument under the letters "L." One to "L" Five, which documented the fact that the acquiring party had received the statements and receipts referenced in same.

LEGAL STANDING.- The appearing parties state that the legal standing that they claim is currently effective, due to the fact that it has not been revoked in any way whatsoever, and that their clients have the capacity to execute this official act, and they documented that fact, as well as the legal existence of the parties they represent, by means of the documents cited hereinafter:

I.- DIRSAMEX, A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of the following documents:

A).- By means of notarial instrument number twenty-nine thousand six hundred nine, dated the second of January of one thousand nine hundred ninety-one, executed before ROBERTO NUNEZ Y BANDERA, Esq., Federal District Notary Number One, the first transcript of which is recorded at the Federal District Government Commercial Registry on commercial folio number one hundred forty-five thousand four hundred fifty, dated the twenty-fifth of June of one thousand nine hundred ninety-one, and the appearing party produced same for me in this official act, inasmuch as "Dirsamex", a Corporation with Variable Capital stock was organized by means of said instrument.

b).- By means of notarial instrument number four thousand four hundred seventy-one, dated the third of October of one thousand nine hundred ninety-six, executed before CARLOS ANTONIO REAL FIELD, Esq., Federal District Notary One Hundred Eighty-Seven, the first official transcript of which is recorded at the Federal District Government Commercial Registry on commercial folio one hundred forty-five thousand four hundred fifty, dated the fifteenth of October of one thousand nine hundred ninety-six, which recorded the notarial registration of the minutes of the regular and special shareholder meeting of DIRSAMEX, A CORPORATION WITH VARIABLE CAPITAL STOCK, held on the thirty-first day of May of one thousand nine hundred ninety-six, which decided to expand the purpose of the company, effective on the thirty-first of May of one thousand nine hundred ninety-six, thereby consequently amending Article Three of the company bylaws.

II.- "SERVIDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of the following documents:

a).- An official transcript of notarial instrument number twenty-nine thousand six hundred eight, dated the second of January of one thousand nine hundred eighty-one, executed before ROBERTO NUNEZ Y BANDERA, Esq., Federal District Notary Number One, the first transcript of which is recorded at the Federal District Government Commercial Registry on commercial folio number one hundred forty-five thousand four hundred fifty-one, and produced for me in this official act by the appearing parties, in which instrument "QUALIFAX", A CORPORATION WITH VARIABLE CAPITAL STOCK, was organized.

b).- An official transcript of notarial instrument number three thousand four hundred forty-seven, dated the twenty-eighth of April of one thousand nine hundred ninety-five, executed before CARLOS ANTONIO REA [sic] FIELD, Esq., Federal District Notary Number One Hundred Eighty-Seven, on commercial folio number one hundred forty-five thousand four hundred fifty-one, inasmuch as among other things said instrument recorded the appointment of the ALTERNATE SOLE DIRECTOR.



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


c).- Official transcript of instrument eighty-five thousand five hundred eighteen dated the fifteenth of March of the year two thousand one, executed before ARMANDO GALVEZ PEREZ ARAGON, Esq., Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Commercial Registry on commercial folio number one hundred forty-five thousand four hundred fifty-one, dated the twenty-eighth of June of the year two thousand one, which recorded the notarial registration of the minutes of the Special Shareholder Meeting of "QUALIFAX", A CORPORATION WITH VARIABLE CAPITAL STOCK held on the twenty-eighth of February of the year two thousand one, which adopted the decision to change the company name, for which reason it is currently known as "SERVIDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, and consequently Article One of its company bylaws was amended for that purpose.

d).- Official transcript of instrument eighty-six thousand six hundred forty-seven dated the twenty-ninth of May of the year two thousand one, executed before the same notary as the foregoing instrument, the first official transcript of which was recorded at the Federal District Commercial Registry on commercial folio number one hundred forty-five thousand four hundred fifty-one, dated the sixth of July of the year two thousand one, which recorded the powers of attorney granted to MR. GONZALO RAMOS RUBIO, EUGENIO LOPEZ BARRIOS, and "RALPH S. MASON III".

III.- "DISTRIBUIDORA VENUS", A CORPORATION WITH VARIABLE CAPITAL STOCK.

a)- Official transcript of instrument number twenty-nine thousand six hundred seven dated the second of January of one thousand nine hundred ninety-one, executed before ROBERTO NUNEZ Y BANDERA, Esq., Federal District Notary Number One, the first transcript of which is recorded at the Federal District Government Commercial Registry on commercial folio number one hundred fifty thousand three hundred thirteen, dated the twenty-fourth of October of one thousand nine hundred ninety-one and produced in this official act by the appearing parties, in which instrument "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, was organized.

b).- Official transcript of notarial instrument number thirty thousand three hundred forty-eight, dated the tenth of January of the year two thousand, executed before JORGE ANTONIO FRANCOZ GARATE, Esq., Federal District Notary Number Sixteen, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number one hundred fifty thousand three hundred thirteen, dated the seventeenth of April of the year two thousand two, recorded the notarial registration of the minutes of the special shareholder meeting of "REDAY", A CORPORATION WITH VARIABLE CAPITAL STOCK, held on the thirtieth of November of one thousand nine hundred ninety-nine, which adopted the decision, among others, to change the company name to "DISTRIBUIDORA VENUS", A CORPORATION WITH VARIABLE CAPITAL STOCK, and Article One of its company bylaws was amended for that purpose.

c).- Notarial instrument number eighty-four thousand five hundred eighty-eight, dated the twenty-ninth of January of the year two thousand one, executed before ARMANDO GALVEZ PEREZ ARAGON, Esq., Federal District Notary number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number one hundred fifty thousand three hundred thirteen, dated the twenty-third of April of the year two thousand one, recorded the notarial registration of the minutes of the regular shareholder meeting of "DISTRIBUIDORA VENUS", A CORPORATION WITH VARIABLE CAPITAL STOCK held on the eighteenth of January of the year two thousand one.

IV.- "JAFRA COSMETICS INTERNATIONAL", A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of the following documents:



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                              Jose Visoso del Valle
                         Federal District Notary No. 92


a).- Official transcript of notarial instrument number fifty-two thousand eighty hundred ninety-eight, dated the twenty-fifth of February of one thousand nine hundred ninety-eight, executed before MIGUEL ALESSIO ROBLES, Esq., Federal District Notary Number Nineteen, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number two hundred thirty-three thousand nine hundred forty-four, by which "JAFRA COSMETICS INTERNATIONAL", A CORPORATION WITH VARIABLE CAPITAL STOCK was organized.

b).- Official transcript of notarial instrument number fifty-three thousand two hundred seventy-seven dated the thirtieth of April of one thousand nine hundred ninety-eight, executed before ARMANDO GALVEZ PEREZ ARAGON, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number two hundred thirty-three thousand nine hundred forty-four, which recorded the notarial registration of the minutes of the Special Shareholder Meeting of "JAFRA COSMETICS INTERNATIONAL", A CORPORATION WITH VARIABLE CAPITAL STOCK held on the twenty-fourth of April of one thousand nine hundred ninety-eight, which adopted the decision, among others, to amend the company bylaws, and appoint MR. ALBERTO MENA ADAME as Secretary of the Board of Directors.

c).- Official transcript of notarial instrument number fifty-three thousand two hundred eighty-five dated the thirtieth of April of one thousand nine hundred ninety-eight, executed before MIGUEL ALESSIO ROBLES, Esq., Federal District Notary Number Nineteen, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folios numbers two hundred thirty-three thousand nine hundred forty-four and forty-six thousand nine hundred sixty-two, which recorded the merger of "JAFRA COSMETICS INTERNATIONAL", A CORPORATION WITH VARIABLE CAPITAL STOCK, as the absorbing company, with "GRUPO JAFRA", A CORPORATION WITH VARIABLE CAPITAL STOCK, as the absorbed company.

d).- Official transcript of notarial instrument number eighty-four thousand five hundred eighty-two dated the thirtieth of January of the year two thousand one, executed before ARMANDO GALVEZ PEREZ ARAGON, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number one hundred ten thousand six hundred ninety-nine, dated the sixteenth of April of the year two thousand, which recorded the appointment of the Secretary of the Board of Directors and the granting of powers of attorney.

e).- Official transcript of notarial instrument number eighty-four thousand five hundred eighty-three dated the twenty-ninth of January of the year two thousand one, executed before ARMANDO GALVEZ PEREZ ARAGON, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number one hundred ten thousand six hundred ninety-nine, dated the sixteenth of April of the year two thousand, which recorded the appointment of Mrs. ELIA ZULEMA VELAZQUEZ VALENCIA as Secretary and member of the Board of Directors of "JAFRA COSMETICS", A CORPORATION WITH VARIABLE CAPITAL STOCK, as well as the granting to her of the powers and authority specified in said notarial instrument.



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
                              Jose Visoso del Valle
                         Federal District Notary No. 92


V.- "JAFRA COSMETICS", A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of an official transcript of notarial instrument number twenty-eight thousand four hundred seventy-one, dated the eighteenth of November of one thousand nine hundred ninety-eight, executed before Jorge Antonio Francoz Garate, Tlalnepantla, Mexico State Notary Number Seventeen, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number one hundred ten thousand six hundred ninety-nine, dated the first of December of one thousand nine hundred ninety-eight, which recorded the conversion of "Jafra Cosmetics", a Limited Liability Company with Variable Capital Stock into a CORPORATION WITH VARIABLE CAPITAL STOCK, the adoption of company bylaws, and the appointment of members of the governing body, officers, and shareholder trustees.

VI.- "COSMETICOS Y FRAGRANCIAS", A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of an official transcript of notarial instrument number four thousand five hundred eighty-nine dated the twenty-ninth of January of the year two thousand one, executed before Armando Galvez Perez Aragon, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number two hundred forty-four thousand eighty hundred twenty-one dated the sixteenth of April of the year two thousand one, which recorded the resignation and appointment of the Secretary and member of the Board of Directors as well as the revocation and granting of powers of attorney.

VII.- "JAFRAFIN", A CORPORATION WITH VARIABLE CAPITAL STOCK, by means of an official transcript of notarial instrument number eighty-four thousand five hundred eighty, dated the twenty-ninth of January of the year two thousand one, executed before Armando Galvez Perez Aragon, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number two hundred sixty-seven thousand one hundred seventy-three, dated the sixteenth of April of the year two thousand one, which recorded the appointment of Mrs. ELIA ZULEMA VELAZQUEZ VALENCIA as Secretary and member of the Board of Directors and the granting of powers of attorney.

VIII.- "DISTRIBUIDORA COMERCIAL JAFRA", A CORPORATION WITH VARIABLE CAPITAL
STOCK:

Official transcript of notarial instrument number ninety-six thousand seven hundred sixty-one, dated the twenty-sixth of February of the year two thousand three, executed before ARMANDO GALVEZ PEREZ ARAGON, Federal District Notary Number One Hundred Three, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number three hundred two thousand three hundred forty-one, dated twenty-fifth of March of the year two thousand three, by which "DISTRIBUIDORA COMERCIAL JAFRA", A CORPORATION WITH VARIABLE CAPITAL STOCK was organized, with domicile in Mexico City, a term of ninety-nine years, minimum fixed capital stock of five hundred thousand pesos, domestic currency (currently fifty thousand pesos, domestic currency) and having the company purpose detailed in said notarial instrument.

I inserted copies of the aforementioned notarial instruments in the appendix to this instrument under the letters "M", "N", "N", "O", "P", "Q", "R", and "S".

IX).- MR. JAIME PALOMINO ECHAVE, in representation of "BANKBOSTON", INCORPORATED, A MULTIPLE BANKING INSTITUTION, TRUST DIVISION, by means of the documents cited hereinafter and which are detailed in the certification which I inserted in the appendix to this instrument under the letter "T".



                                   Page - 36

                              Jose Visoso del Valle
                         Federal District Notary No. 92


a).- By means of the notarial instrument executed before me, number sixty-four thousand three thousand fifty-two dated the fourteenth of August of one thousand nine hundred ninety-five, the first official transcript of which was recorded at the Federal District Government Commercial Registry on commercial folio number two hundred five hundred eight hundred fifteen, dated the nineteenth of February of one thousand nine hundred ninety-six.

b).- By means of notarial instrument number twenty-two thousand three hundred seventy-two, dated the tenth of September of the year two thousand one, executed before Alejandro Del Valle Palazuelos, Federal District Notary Public Number One Hundred Forty-Nine, the first official transcript of which was recorded at the Federal District Government Commercial Registry on the twenty-first of September of the year two thousand one, on commercial folio number two hundred five thousand eight hundred fifteen.

I AS NOTARY CERTIFY:

ONE.- That I identified myself to the appearing parties in my capacity as Notary.

TWO.- THAT I ascertained and confirmed the identity of the appearing parties, which persons I deem to have the legal capacity to perform this official act.

THREE.- That the parties are aware of the revision authority of tax authorities to assess the differences resulting from the payment of Federal or Local Taxes that are occasioned by this transaction and therefore they shall be liable for such differences, should there be any.

FOUR.- That no Value Added Tax was assessed due to the fact that there is no sale according to the terms of Article Fourteen of the Federal Tax Code.

FIVE.- That the appearing parties stated the following as their personal background information:

MR. EUGENIO LOPEZ BARRIOS, a Mexican citizen by birth, a native of the Federal District, where he was born on the eighth day of June of one thousand nine hundred forty-one, married, a publicist, with domicile at Calle Pico de Turquino thirteen, apartment three hundred two, Jardines en la Montana Subdivision, Tlalpan District, Federal District.

He identified himself with: A voting credential with voter code number "LPBREG" forty-one million sixty thousand eight hundred nine "H" six hundred, issued to him by the Federal Electoral Agency.

MRS. ELIA ZULEMA VELAZQUEZ VALENCIA, a Mexican citizen by birth, a native of Guadalajara, Jalisco State, where she was born on the twenty-second day of October of one thousand nine hundred fifty-eight, married, a psychologist, with domicile at calle Aquiles one hundred ninety-six, Lomas de [illegible] Subdivision, Alvaro Obregon District, Federal District.

She identified herself with: A voting credential with voter code number "VLVLEL" fifty-eight million one hundred two thousand two hundred fourteen "M" zero zero zero, issued to her by the Federal Electoral Agency.

MR. JAIME PALOMINO ECHAVE, a Mexican citizen by birth, a native of the Federal District, where he was born on the thirteenth day of October of one thousand nine hundred sixty-eight, unmarried, a bank official, with domicile at Bosque de Alisos number forty-seven dash "B", Bosques de las Lomas subdivision, Cuajimalpa District, Federal District.

He identified himself with: A voting credential with voter code number "PLECIM" sixty-eight million one hundred one thousand three hundred nine "H" six hundred, issued to him by the Federal Electoral Agency.



                                   Page - 37

                              Jose Visoso del Valle
                         Federal District Notary No. 92


SEVEN.- That MR. EUGENIO LOPEZ BARRIOS, MRS. ELIA ZULEMA VELAZQUEZ VALENCIA, and MR. JAIME PALOMINO ECHAVE are lawful representatives of the Companies, which are organized according to law.

TEN.- [sic] That I directly reviewed the documents listed in this instrument.

ELEVEN.- That the appearing parties state that the content of this instrument is a consequence of their statements, representations, and instructions.

TWELVE.- That I advised the appearing parties of their right to read this instrument personally.

THIRTEEN.- That this instrument was read to the appearing parties, whom I informed as to, and to whom I explained the legal scope, significance, meaning, and consequences of the content of same, and they stated their full understanding and their approval, and signed it in my presence, on the twentieth day of the month of May of the year two thousand three, at which time I gave it FINAL EXECUTION.- I SO ATTEST.


                                   Page - 38

                                                    Irrevocable Trust covering
                                                             a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of DIRSAMEX, S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 14

I, the undersigned, Secretary of the Company, certify that on this date Jafra Cosmetics International, S.A. de C.V., shareholder of the Company, endorsed its shares, represented by stock certificate no. 5, over to BankBoston, S.A., Multiple Banking Institution, Trust Division, according to the Irrevocable Trust covering a Property Transfer, entered into by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics S.A. de C.V., and Cosmeticos y Fragancias S.A. de C.V. in their capacity as secondary Settlors and beneficiaries, Credit Suisse First Boston, Grand Cayman branch, in its capacity as primary beneficiary and BankBoston, S.A., Multiple Banking Institution, Trust Division in its capacity as Trustee.

                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                                                    Irrevocable Trust covering
                                                             a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of DISTRIBUIDORA VENUS S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 21

I, the undersigned, Secretary of the Company, certify that on this date Jafra Cosmetics International, S.A. de C.V., shareholder of the Company, endorsed its shares, represented by stock certificates no. 5 and 7, over to BankBoston, S.A., Multiple Banking Institution, Trust Division, according to the Irrevocable Trust covering a Property Transfer, entered into by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics S.A. de C.V., and Cosmeticos y Fragancias S.A. de C.V. in their capacity as secondary Settlors and beneficiaries, Credit Suisse First Boston, Grand Cayman branch, in its capacity as primary beneficiary and BankBoston, S.A., Multiple Banking Institution, Trust Division in its capacity as Trustee.

                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                                                    Irrevocable Trust covering
                                                             a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of SERVIDAY, S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 15

I, the undersigned, Secretary of the Company, certify that on this date Jafra Cosmetics International, S.A. de C.V., shareholder of the Company, endorsed its shares, represented by stock certificate no. 5, over to BankBoston, S.A., Multiple Banking Institution, Trust Division, according to the Irrevocable Trust covering a Property Transfer, entered into by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics S.A. de C.V., and Cosmeticos y Fragancias S.A. de C.V. in their capacity as secondary Settlors and beneficiaries, Credit Suisse First Boston, Grand Cayman branch, in its capacity as primary beneficiary and BankBoston, S.A., Multiple Banking Institution, Trust Division in its capacity as Trustee.

                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                                                    Irrevocable Trust covering
                                                             a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of JAFRAFIN, S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 3

I, the undersigned, Secretary of the Company, certify that on this date, the shareholders of the Company requested the cancellation of stock certificates 1 and 3 and the issuance of new stock certificates representing their stock ownership in the Company. By virtue of the foregoing, the share capital was distributed in accordance with the following

DEFINITIVE
STOCK                            NUMBER OF                       FIXED/VARIABLE
CERTIFICATE      SHAREHOLDER     SHARES        SERIES            CAPITAL
4                Jafra           49              A               FIXED
                 Cosmetics
                 International,
                 S.A. de C.V.

5                Eugenio Lopez   1               A               FIXED
                 Barrios


                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                                                    Irrevocable Trust covering
                                                             a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of JAFRA COSMETICS, S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 22

I, the undersigned, Secretary of the Company, certify that on this date Jafra Cosmetics International, S.A. de C.V., shareholder of the Company, endorsed its shares, represented by stock certificates 2 and 4, over to BankBoston, S.A., Multiple Banking Institution, Trust Division, according to the Irrevocable Trust covering a Property Transfer, entered into by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics S.A. de C.V., and Cosmeticos y Fragancias S.A. de C.V. in their capacity as secondary Settlors and beneficiaries, Credit Suisse First Boston, Grand Cayman branch, in its capacity as primary beneficiary and BankBoston, S.A., Multiple Banking Institution, Trust Division in its capacity as Trustee.

                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                                                    Irrevocable Trust covering
                                                           a Property Transfer
                                             Certificate from the Secretary of
                               the Board of Directors of the Issuing Companies

May 20, 2003

BankBoston, S.A.
Multiple Banking Institution,
Trust Division
Bosque de Alisos No. 47-B, 3rd floor
Bosque de las Lomas Urban Development
05120 Mexico, Federal District

Attention: Head of the Trust Division

Dear Gentlemen:

With reference to the Irrevocable Trust covering a Property Transfer (the "Trust Agreement"), entered into on May 20, 2003, by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V, Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics, S.A. de C.V. and Cosmeticos y Fragancias, S.A. de C.V., jointly designated as settlors and trustees party in the first place, Credit Suisse First Boston, acting through its branch office in Grand Cayman, as primary beneficiary, acting as security agent of the lenders under the Contract of Credit (as said term is defined in the Trust Agreement); and BankBoston, S.A., Multiple Banking Institution, Trust Division, as trustee. The terms that are capitalized and not expressly defined herein, will be used as they are defined in the Trust Agreement.

I, Elia Zulema Velazquez Valencia, in my capacity as Secretary of the Board of Directors of COSMETICOS Y FRAGANCIAS, S.A. DE C.V. (the "Company") certify under oath to tell the truth, that as of this date, the transfer of ownership of the shares of JCSA to the Trustee is duly entered in the Company's stock registry. A certified copy of the respective entry in the Company's stock registry is attached hereto as "Annex A".

IN WITNESS WHEREOF, I issue this Certificate on May 20, 2003.

[signature]

Name: Elia Zulema Velazquez Valencia
Position: Secretary of the Board of Directors

ENTRY NO. 4

I, the undersigned, Secretary of the Company, certify that on this date Jafra Cosmetics International, S.A. de C.V., shareholder of the Company, endorsed its shares, represented by stock certificate no. 4, over to BankBoston, S.A., Multiple Banking Institution, Trust Division, according to the Irrevocable Trust covering a Property Transfer, entered into by Distribuidora Comercial Jafra, S.A. de C.V., Jafra Cosmetics International S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Serviday, S.A. de C.V., Jafrafin, S.A. de C.V., Jafra Cosmetics S.A. de C.V., and Cosmeticos y Fragancias S.A. de C.V. in their capacity as secondary Settlors and beneficiaries, Credit Suisse First Boston, Grand Cayman branch, in its capacity as primary beneficiary and BankBoston, S.A., Multiple Banking Institution, Trust Division in its capacity as Trustee.

                    Mexico, Federal District, May 20, 2003

                                   [signature]

                         Elia Zulema Velazquez Valencia
                               Position: Secretary

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


-------------------------------- 78.2

BOOK NUMBER EIGHT HUNDRED NINETY-THREE.----------------------------------------

INSTRUMENT NUMBER SEVENTY-EIGHT THOUSAND TWO HUNDRED

FOLIO NUMBERS FROM FORTY-FOUR THOUSAND FOUR HUNDRED TO FORTY-FOUR THOUSAND FOUR HUNDRED

IN THE CITY OF MEXICO, on the nineteenth of June of the year two thousand three.
-------------------

JOSE VISOSO DEL VALLE, NOTARY PUBLIC NUMBER NINETY-TWO OF THE FEDERAL DISTRICT AND FEDERALLY-OWNED PROPERTY, I CERTIFY:--------------------------------------

THE NOTARIZATION OF AN IRREVOCABLE TRUST CONTRACT OF ADMINISTRATION WITH RIGHT TO RECOVERY (HENCEFORTH, DESIGNATED AS THE "CONTRACT"), ENTERED INTO BY PARTY OF THE FIRST PART, "DISTRIBUIDORA VENUS", SOCIEDAD ANOMINA DE CAPITAL VARIABLE(1), REPRESENTED HEREIN BY MR. EUGENIO LOPEZ BARRIOS AND MS. ELIA ZULEMA VELAZQUEZ VALENCIA, AS SETTLOR AND BENEFICIARY (HENCEFORTH CALLED "DVSA"), AND PARTY OF THE SECOND PART, "BANKBOSTON", SOCIEDAD ANOMINA(2), MULTIPLE BANKING INSTITUTION, TRUST DIVISION, REPRESENTED HEREIN BY ITS FIDUCIARY DELEGATES, MR. JAIME PALOMINO ECHAVE AND MR. JESUS MIGUEL ESCUDERO BASURTO, AS TRUSTEE HENCEFORTH DESIGNATED AS THE "TRUSTEE",

in accordance with the following declarations and clauses that follow the oath below:

I, THE NOTARY PUBLIC, CERTIFY that I have sworn in those appearing before me with regard to this document and that I have warned them of the penalties incurred by whosoever makes a false statement when being interrogated by the Notary Public of the Federal District in accordance with the powers established by the Law, pursuant to Article one hundred sixty-five of the Notary Public Law and Article three hundred eleven of the Penal code, both for the Federal District, which accordingly stipulate:---------------------------

"Article 165. - The penalty provided by Article 247 of the Penal Code shall apply to that person who: I. Interrogated by a Notary Public of the Federal District, by the Board in accordance with the powers established by this Law, or by the Archive, should fail to tell the truth; II. Should make false declarations before a Notary Public of the Federal District that the Notary Public enters into an instrument."

"Article 311.

Whoever, upon declaring before an authority exercising his powers or as a result thereof, should fail to tell the truth with regard to the deeds that caused the intervention of that authority, will be sanctioned with a penalty of two to six years in prison and one hundred to three hundred days fine.

If the false declaration refers to circumstances or incidents of the deeds that led to the intervention of the authority, the penalty will be from one to three years in prison, and fifty to one hundred fifty days fine".


------------

1 Translator's Note: Sociedad Anomina de Capital Variable (SA de CV)
  Corporation with a variable share capital

2 Translator's Note: Sociedad Anomina (SA) Corporation

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


                                  DECLARATIONS

1. DVSA, in its capacity as settlor, herein declares through its legal representatives and under oath, that:

a) It is a corporation with a variable share capital duly founded and validly existing in accordance with the laws of the United Mexican States ("Mexico"), and it has full legal capacity and sufficient corporate authorizations to enter into and fulfill its obligations under this Contract;

b) It is the sole and legitimate owner of the property identified as THE BUILDING INDICATED BY NUMBER TWENTY-FIVE OF CALLES [sic] DE LA VICTORIA AND THE LAND ON WHICH IT IS BUILT, THAT IT IS THE NORTHERN DIVISION OF LAND PARCEL NUMBER SEVEN OF THE TENTH BLOCK, OF THE INDUSTRIAL PARK CALLED "ALCE BLANCO", LOCATED IN SAN BARTOLO NAUCALPAN, IN TERMS OF THE DISTRICT OF TLALNEPANTLA, STATE OF MEXICO, according to deed number FIFTY-THREE THOUSAND TWO HUNDRED THIRTY-NINE, dated April twenty, nineteen hundred ninety-eight, executed before Mr. Miguel Alessio Robles, Notary Public no. nineteen of the Federal District, whose first transcript was recorded in the Public Land Registry of Tlalnepantla, attributed to the Municipalities of Naucalpan and Huixquilucan, State of Mexico, under entry no. two hundred sixty, of volume one thousand four hundred six, first book of Section One, dated June first, nineteen hundred ninety-eight and that herein DVSA exhibits to me the record where the sales contract is recorded, whereby "REDAY", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, acquired from "GILLETTE MANUFACTURA", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, for a price of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS, CURRENCY OF THE UNITED STATES OF AMERICA, said property with the surface area, measurements and boundaries that in the aforementioned deed are described below:_______________________________________

"with a surface area of FOUR THOUSAND ONE HUNDRED SEVENTY-THREE POINT FOURTEEN SQUARE METERS and the following boundaries: TO THE NORTHEAST, sixty-five point twenty-one meters with Calle de la Victoria; TO THE SOUTH, sixty-seven point forty-five meters with the south section of lot seven; TO THE EAST, fifty-one point seventy meters, with lot one of block ten; TO THE WEST, sixty-three point seventy meters with fourth street; and TO THE NORTH, nine point five meters, with the intersection of fourth street and Calle de la Victoria".

c). That the property object of this deed is free of lien, does not have attachments or limitations in its ownership, and there is no decree over it that establishes provisions, intents, uses or reserves, which is proven with the certificate, stating that there are no liens against it, that was presented to the Director of the Public Land Registry of TLALNEPANTLA, STATE OF MEXICO, dated JUNE FOUR, TWO THOUSAND THREE, which is added to the appendix of this deed under letter "A".

d) All property taxes of the property have been paid in full and on time, and there is no outstanding payment whatsoever owed with regard to Federal, State, Municipal or local contributions, fees for water, sewer service or taxes or duties with regard to or related to the property;

e) All permits and authorizations of any nature legally required with regard to the Property have been obtained, which are in full effect and force, except for contributions for insignificant amounts the failure of which to pay on time, or permits and authorizations the lack of which, does not and is not expected to have an adverse effect or significance on the value of the Property;

f) The Property is not the subject of any agreement, contract, accord or any type of document or instrument according to which the transfer, assignment or collateral thereof is prohibited by DVSA;

g) The Property is insured with financially solid insurance companies of recognized prestige, and is covered against losses and damage of the type that are generally insured by companies that are dedicated to the same or similar type of business; said insurance policies have been taken out for amounts not less than those amounts generally covered by said other companies under the same circumstances, and DVSA has paid all the insurance premiums owed and due with respect to said policies. The premiums and coverage referred to above are in full force and effect as of the date of this Contract;

h) No authorization or approval whatsoever is required to enter into this Contract or transfer the Property in favor of the Trustee, for the Purposes of the Trust, or fulfill or perform the obligations assumed by the same in the terms of this Contract, which are legal, valid and enforceable against the DVSA under the terms of this Contract.

i) To date, there is no, and according to its knowledge and understanding, after having performed a reasonably thorough investigation, it has no knowledge of there being a threat that any action, petition, claim, requirement or procedure will be initiated before any court, governmental agency or arbiter that affects or could affect the legality, validity or enforceability of this Contract, or the legitimate ownership of DVSA of the Property;

j) The entry into and fulfillment of this Contract does not violate or constitute a nonperformance under (i) any provision of its corporate bylaws or its founding document, (ii) any contract, agreement, license, resolution or order of which DVSA is party or to which DVSA or any of its assets is subject, or (iii) any law, regulation, announcement, order or decree from any office or governmental entity;

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


k) The persons that enter into this Contract on behalf of and representing DVSA have sufficient powers and authorities and the necessary corporate authorizations to enter into this Contract on its behalf, and that said powers, faculties and corporate authorizations have in no way been modified, revoked or limited;

l) It is DVSA's intent to irrevocably transfer the Property to the Trustee for the Purposes of the Trust (as said term is defined below) in accordance with that set forth in this Contract; and

m) Even though it transfers the title and ownership of the Property to the Trustee for the fulfillment of the Purposes of the Trust, DVSA, subject to the terms and conditions of this Contract, keeps the right to repurchase from the Trustee the Property (the "Right of Recovery"), whereby as long as the Right of Recovery does not end in accordance with that provided in this Contract, the transfer of the Property to the Trustee under this Contract will not constitute an assignment of the Property for tax purposes, in accordance with that provided in Article fourteen, section V, subparagraph a) and b) of the Tax Code of the Federation.

II. The Trustee herein declares that:

a) It is a duly formed corporation legally abiding by the laws of Mexico, authorized to operate as a multiple banking institution, and to provide trustee services;

b) It wishes to enter into this Contract to accept its designation as Trustee, and perform each and every one of the actions necessary or appropriate to fulfill the Purposes of the Trust (as said term is defined below) and to fulfill its obligations under this Contract;

c) No authorization or approval is required for it to enter into this Contract, or to fulfill or execute the obligations assumed herein under the terms of this Contract, which are legal, valid and enforceable against the Trustee under this Contract; and

d) Its fiduciary delegates have sufficient powers and authorities, and the necessary corporate authorizations to enter into this Contract on its behalf, and that said corporate powers, authorities and authorizations have in no way been revoked or limited.

BY VIRTUE OF THE FOREGOING, based on the background information and the declarations contained herein, the parties agree to the following:

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


                                     CLAUSES

FIRST. CERTAIN TERMS DEFINED.

a) As used in this Contract, the following terms will have the following meanings:

"Agents" has the meaning attributed to it in Clause Six of this Contract.

"Contract" means this Irrevocable Trust Contract of Administration with Right to Recovery, together with each and every one of the Annexes mentioned herein.

"Right of Recovery" has the meaning that is given to it in subpararagraph (m) of the first Declaration of this Contract.

"Dollars" means dollars, legal currency in the United States of America.

"Business Day" means any day that is not Saturday, Sunday or any other day in which the commercial banks in the City of New York, United States of America and in Mexico City, Federal District, Mexico, are authorized or required by law to remain closed.

"Trust Agreement" means the Irrevocable Trust covering a Property Transfer Contract dated May twenty, two thousand three, entered into by DVSA, Distribuidora Comercial Jafra Sociedad Anomina de Capital Variable, Jafra Cosmetics International Sociedad Anomina de Capital Variable, Dirsamex Sociedad Anomina de Capital Variable, Serviday Sociedad Anomina de Capital Variable, Jafrafin Sociedad Anomina de Capital Variable, Jafra Cosmetics Sociedad Anomina de Capital Variable and Cosmeticos y Fragancias Sociedad Anomina de Capital Variable, jointly as secondary settlors and beneficiaries, who designate Credit Suisse First Boston, Grand Cayman branch as primary beneficiary, and BankBoston, Sociedad Anomina, Multiple banking institution, Trust Division, as trustee, as indicated in the deed before me, number SEVENTY-SEVEN THOUSAND EIGHT HUNDRED SIXTY-NINE, dated May twenty in the year two thousand three, whose first transcript is pending entry in the Public Land Registry of the Federal District, as it has only recently been executed;

"Trustee" has the meaning given to it in the introduction of this Contract.

"Purposes of the Trust" has the meaning given to it in Clause Fourth.

"Maintenance Costs" means the ordinary costs of maintenance, taxes, insurance and any other expense related to the Property.

"Lien" means, with regard to any asset or good, any mortgage, lien, pledge, expense or any other guarantee or any agreement of preference over said good or asset that has the practical effect of creating a guarantee or lien over said good or asset.

"Property Tax" has the meaning given to it in subparagraph (c) of Clause Ninth.

"Property" has the meaning given to it in subparagraph (b) of the First Declaration of this Contract.

"Mexico" has the meaning given to it in the subparagraph (a) of the First declaration of this Contract.

"Pesos" means the legal currency in Mexico.

(b) Interpretation of the Defined Terms. The terms defined in this First Clause shall apply both to the singular and plural forms of said terms. When the context so requires, any pronoun shall include the masculine, feminine or neutral form as applicable. Unless explicitly and otherwise stipulated, all references to numbers or letters of Clauses, sections, paragraphs or subparagraphs refer to Clauses, sections, paragraphs or subparagraphs of this Contract, and all references to the Annexes refer to Annexes attached and incorporated by reference to this Contract. It shall be understood that words
(i) "herein", hereof", "in accordance with this Contract" "herein below" and words of similar meaning refer to this Contract in its entirety and not to any Clause, section, paragraph or subparagraph in particular of the Contract; (ii) "include", "includes" and "including" are followed by the phrase "but not limited to", except otherwise indicated; and (iii) "good", "asset" and/or "ownership" have the same meaning and effect and refer to all and each of the goods, assets and properties, tangible and intangible, including cash, shares and equity capital of the corporate capital of any company or individual, securities, revenue, accounts, rights of lease and contractual rights.

Furthermore, it shall be considered that any reference to (i) any contract, agreement or instrument including a reference to said contract, agreement or instrument according to the same is modified either in whole or in part or any other form changed from time to time, and (ii) any law or regulation including the changes to the same from time to time or to any law or regulation that replaces them.

SECOND. CONSTITUTION OF THE TRUST AND APPOINTMENT OF THE TRUSTEE.

a) DVSA, in its capacity as settlor and subject to the Right of Recovery, herein irrevocably transfers to the Trustee, for the fulfillment of the Purposes of the Trust, the ownership and title of the property and all that corresponds thereto by law and deed, free of any Lien and with no reserve or limitation of any ownership, granting the Trustee the broadest applicable receipt by law.

b) It is recorded that DVSA reserves the Right of Recovery, and that the transfer of the Property to the Trustee does not constitute an assignment in accordance under Article fourteen of the Federal Tax Code, as long as the Right of Recovery has not ended in accordance with that provided in this Contract.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


c) The Trustee herein (i) accepts its appointment as trustee of this Contract and agrees to faithfully fulfill the Purposes of the Trust and all the obligations assumed thereby under this Contract, and (ii) recognizes and accepts the Title of the Property, and agrees to possess said title for the Purposes of the Trust. DVSA herein explicitly authorizes the Trustee to take all necessary measures to execute the Purposes of the Trust, as established herein, and the Trustee agrees not to take or fail to take actions that could hinder the fulfillment of the Purposes of the Trust.

THIRD. PARTIES OF THE TRUST. The parties of this Contract are:

Settlor: Distribuidora Venus, Sociedad Anomina de Capital Variable.

Beneficiary: Distribuidora Venus, Sociedad Anomina de Capital Variable or any other person or third party purchaser of the trustee rights of DVSA under this Contract.

Trustee: BankBoston Sociedad Anomina, Multiple Banking Institution, Trust Division.

FOURTH. PURPOSES OF THE TRUST. THE PURPOSES OF THIS CONTRACT (THE "PURPOSES OF THE TRUST") ARE:

a) for the Trustee to receive and maintain the ownership and title of the property free of liens, options or any other limitations of ownership.

b) for the Trustee to, at all times during the period of performance of this Contract, keep the ownership and title of the property, and all the improvements and increases to the same, without completing any legal or material act that implies disposal or assignment of the property or any part thereof.

c) for the Trustee, in accordance with the instructions that writing it receives in writing from DVSA, to carry out the necessary acts related to the preservation, repair and administration of the Property, with the understanding that DVSA may request that general or special powers be given or agency contracts be entered into (that under no circumstances will be irrevocable) with third parties to fulfill the Purposes of the Trust, including the power to instruct the Trustee, with regard to the preservation, repair, and administration of the Building; with the understanding, however, that said general or special powers or agency contracts at no time and under no circumstance shall include the authority to enter into acts of ownership or disposal.

d) In general, to perform all actions and comply with all instructions issued by DVSA in accordance with that expressly stated in this Contract.

FIFTH. DURATION OF THE CONTRACT. This Contract shall remain in full effect until: a) the Trust Agreement is terminated in accordance with that provided in Clause Fifth of the Trust Agreement; or

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


b) any of the events provided in Article three hundred ninety-two of the General Law of Titles and Credit Operations occurs (with the exception of the situation provided in section VI of said Article), that are compatible with the nature of this Contract.

SIXTH. AGENCY CONTRACT.

a) In accordance with that provided in paragraph (C) of Clause Fourth, the Trustee herein appoints DVSA (in said capacity, the "Agent") as its trade agent without representation in accordance with Articles two hundred seventy-three, two hundred seventy-four and two hundred eight-four and the related articles of the Trade Code, so that it may perform all acts related to the preservation, repair and administration of the Building in the ordinary course of business of DVSA, included but not limited to, the payment of all the Maintenance Costs; with the understanding, however, that the Agent may not directly or indirectly perform any legal or material act that implies the disposal or assignment of the Building or any part thereof.

b) The Trustee may not assume any responsibility with regard to the acts performed by the Agent in the exercise of this contract or for any other reason.

SEVENTH. RIGHT OF RECOVERY AND OTHER RIGHTS.

a) DVSA alone may exercise its Right of Recovery starting on the date on which the term of effectiveness of this Contract ends, in accordance with that stipulated in Clause Fifth, requesting in writing from the Trustee the recovery of the ownership and title of the Building on behalf of DVSA.

b) The Right of Recovery shall terminate at the time in which the Trustee, acting in said capacity under the Trust Agreement, transfers the ownership and title of the Building (either directly or through the transfer of DVSA's trustee rights under this Contract) to any person (other than DVSA), in accordance with that provided in the Trust Agreement.

c) To the extent expressly allowed and according to the terms expressly provided under the Trust Agreement and the Credit Contract (as said term is defined in the Trust Agreement), DVSA shall have the authority to perform, in the ordinary course of business, intercompany transactions that are necessary or appropriate for the implementation of its operations, including but not limited to the entering into of lease contracts and free loans for the use of property over the Building; with the understanding, however, that DVSA shall (i) within 5 (five) Business Days following the date on which any lease contract or commodatum agreement(3) or any other contract is entered into whereby the use of the Building or any part thereof is granted in accordance with that contemplated in this paragraph (c); or


------------------
3 Translator's Note: "Gratuitous loan (of something) for use without compensation" (Garner, Modern Legal Usage)

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


(ii) within 5 (five) Business Days following the date of this Contract, in case that as of the date of this Contract, any lease, commodatum agreement or any other contract is in effect by virtue of which the use of the Building is granted: (x) to notify the affiliated respective company with which DVSA entered into said transaction or contract, of the existence of this Contract and the Trust Agreement, and the implications and legal scope thereof; and (y) to deliver to the Trustee (who in turn shall deliver a copy to the trustee under the Trust Agreement) an original signed copy of said notification, with the return receipt requested of said affiliated company.

EIGHTH. OBLIGATIONS OF DVSA.

a) During the period of performance of this Contract, DVSA agrees (i) to defend the title and right of the Trustee over the Building against claims and demands of any person other than the Trustee; (ii) not to constitute, incur, assume or allow the existence of any lien or guarantee or options in favor of, or any claim of any person with regard to, the Building or any part thereof, except for that provided in the Trust Agreement; (iii) not to sell, transfer, assign, grant as collateral, deliver, assign in trust, grant, usufruct, or dispose of in any way, or grant any option with respect to the Building or any part thereof, except for that provided in the Trust Agreement and Clause Seventh of this Contract; and (iv) to enter into and deliver to the Trustee those documents and perform any reasonable action with regard to this Contract and/or Building, that the Trustee requests it to do in writing from time to time and with reasonable advance notice for the purpose of protecting and maintaining the Building, and paying all costs deriving from or with regard to the foregoing.

b) DVSA shall keep the possession of the Building as a result of which all risks of loss, damage or deterioration of the worth of the Building shall be the exclusive responsibility of DVSA. Moreover, DVSA shall be responsible for any petition, action, obligation, loss, damage or responsibility deriving from or related to the Building and accordingly, DVSA agrees to indemnify and hold safe and harmless the Trustee and any third party assignee of the rights of DVSA under this Contract from any action, petition, claim, loss, damage or responsibility deriving from or related to the Building. c) Furthermore, DVSA agrees to keep the Building as if it were its own, to not use it for any object other than that provided in this Contract and to be responsible for damages that are caused to third parties when making use thereof. DVSA shall pay all expenses and costs necessary or appropriate for the proper preservation, repair and administration of the Building, including but not limited to the Maintenance Costs.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


e) [sic] DVSA shall, and herein expressly agrees to deliver to the Trustee all reasonable information that the Trustee requests in writing with regard to the Building (or any part thereof), within 5 (five) Business Days following the date on which it receives said request in writing.

NINTH. DEFENSE OF THE BUILDING; INDEMNIFICATION.

a) In the event the defense of the Building is required vis-a-vis any third party, the Trustee shall grant powers for lawsuits and collections (that under no circumstance shall be irrevocable) on behalf of the person or persons designated by DVSA in writing; with the understanding, however, that the Trustee shall not assume any responsibility with regard to the acts that any of its representatives performs, which provision that shall be included in the powers granted by the Trustee; with the additional understanding, that any of said representative shall accept that all of the costs, fees and expenses incurred by them in the exercise of said powers shall be solely and exclusively borne by DVSA, without the Trustee incurring any responsibility for said costs, fees and expenses.

c) [sic] DVSA shall pay on time and in due form any taxes, fees, contributions, duties or charges of any kind determined or imposed by any government authority over the Building (the "Building Costs") that corresponding to it in accordance with the applicable legislation. DVSA shall deliver to the Trustee, when so requested by the Trustee in writing with reasonable advance notice, all the documents necessary to certify that the applicable Building Taxes have been paid in full and on time and in the proper manner.

d) In the event of an emergency, the Trustee shall perform the acts that are proven to be necessary to preserve the Building and the rights deriving there from.

e) DVSA shall indemnify, defend and keep safe and harmless the Trustee and any third party assignee of the rights of DVSA under this Contract, and their respective employees, officials, counselors and agents, against any claim, action, obligation, damage, loss, responsibility, cost and expense (including reasonable attorney fees) that arise from or in regard to this Contract or with the Building, unless they derive directly from the negligence, fraud or bad faith of said persons.

TENTH. RESTORATION IN THE EVENT OF EVICTION. DVSA shall be obligated and responsible for the restoration in the event of eviction from the Building or from any part thereof in accordance with that provided in the applicable laws. DVSA herein authorizes the Trustee to assign, transmit or in any other way transfer the rights deriving from this Clause Ten to any third party assignee of the rights of DVSA under this Contract or to any third party acquiring the ownership of the Building. The rights resulting from this clause Ten shall remain in full effect and force for six months, starting from the date on which the Trustee or any third party, as applicable, acquires and receives said equity and/or the Building, regardless of that provided in Article two thousand one hundred thirty-nine of the Civil Federal Code and the corresponding articles of the Civil Codes of the federative entities of Mexico and the Federal District.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District

ELEVENTH. LEGAL PROHIBITIONS. In accordance with paragraph b) of the section nineteen (in roman numerals) of Article one hundred six of the Law of Credit Institutions, the Trustee declares that it has explained to DVSA the extent and purposes of said paragraph (as well as that provided in the last caption of section nineteen (in roman numerals) of Article one hundred six of the Law of Credit Institutions) that states the following:

"Article 106. Credit Institutions are prohibited from the following:

XIX. In the performance of the operations to which section XV of Article 46 of this Law refers:

a) - b) To be responsible to the settlers, principals or agents, for the nonperformance of the debtors, for the credits that are granted or of the issuers, for the values that are acquired, unless said nonperformance is attributable to the same Credit Institutions, as provided in the final part of
Article 391 of the General Law of Securities and Credit Transactions, or to guarantee the collection of returns for the funds whose investment is granted to them.

If at the end of the trust, mandate or commission constituted for the granting of credits, they have not been paid by the debtors, the institution shall transfer them to the settlor or beneficiary, as applicable, or to the principal or agent, abstaining from paying the amount thereof. Any agreement contrary to that provided in the previous paragraphs shall be null and void".

The responsibility of the Trustee in accordance with this Contract shall in any case be limited to the worth of the Building.

TWELFTH. TAXES AND EXPENSES.

a) All expenses, costs, taxes, fees, applicable Building Taxes and fees that arise from the preparation and entering into of this Contract, and for any modification to the same, and for any act or document that is a part of this Contract shall be performed, prepared, signed or notified, including but not limited to the reasonable fees duly documented of the legal auditors of the Trustee and any cost incurred by the Trustee in the fulfillment of its obligations and in the exercise of its rights in accordance with this Contract shall be the responsibility and borne totally and exclusively by DVSA.

b) In the event that for any reason the Beneficiary should pay, on behalf and at the order of DVSA any of said fees, costs or expenses, DVSA agrees to immediately reimburse the Beneficiary there for whenever DVSA is required in writing to do so.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


THIRTEENTH. COMMISSIONS OF THE TRUSTEE. As consideration for its services under this Contract, DVSA shall pay the Trustee the commissions established below, with the understanding that said commissions do not include the corresponding value-added tax.

1. Fee for Designation of the Position and Execution. The Trustee shall receive the amount of TWO THOUSAND DOLLARS, LEGAL CURRENCY IN THE UNITED STATES OF AMERICA, for its designation as Trustee and for the execution of this Contract; this commission will be paid by DVSA to the Trustee at the moment in which this Contract is entered into.

2. Commission for Administration. The Trustee shall receive the amount of FOUR THOUSAND DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA per year for the administration of this Contract, payable every six months in advance, i.e., TWO THOUSAND DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA per six-month period, the first of which DVSA shall pay to the Trustee when this Contract is signed.

Other Acts. For any modification to this Contract, for the granting of powers or for any legal act not provided for in the Contract, the amount of US$ 500.00 (five hundred US dollars) payable upon the signing of the modification, contract or respective document.

The fees of the Trustee shall give rise to the corresponding Value-Added Tax, in accordance with that provided in the applicable legislation, and will be increased annually in accordance with the Consumer Price Index, published by the US Department of Labor Statistics.

4. Taxes, fees, costs, (including travel costs and per diems if applicable), shall be paid in advance to the Trustee at the responsibility and order of DVSA.

5. DVSA agrees that the Trustee shall abstain from performing any administrative process, as long as there is any debt on his behalf pending payment.

6. In the event the fees of the Trustee have not been paid in accordance with this Clause, DVSA shall pay late interest to the Trustee each month, at the rate resulting from the addition of the Average interest Percentage Rate (CPP) (or any index that replaces it) published by the Bank of Mexico for the month corresponding to the delay, plus 2.0% (two percentage points).

FOURTEENTH. ASSIGNMENTS. Except for (i) that provided by Clause Twenty and (ii) transfer performed by DVSA in accordance with the Deed of Trust, none of the parties may assign, transfer, convey or in any way dispose of their rights and obligations deriving from this Contract without the prior and written consent of the other parties; with the understanding that the consent of the Trustee will only be granted subject to authorization in writing of Credit Suisse First Boston, branch office of Grand Cayman, in its capacity as beneficiary under the Deed of Trust.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


FIFTEENTH. MODIFICATIONS. This Contract may be modified solely with the consent in writing from DVSA and the Trustee; with the understanding that the consent of the Trustee may only be granted after written authorization of Credit Suisse First Boston, branch office of Grand Cayman, in its capacity as beneficiary under this Deed of Trust.

SIXTEENTH. NOTICES AND COMMUNICATIONS. All notices and communications among the parties shall be written in Spanish and shall be submitted (i) personally, with return receipt requested; (ii) via special messenger service, with return receipt requested; or (iii) via fax, following by special messenger service or personal delivery, with return receipt requested. All notices and communications shall be presented at the following addresses and fax numbers, and shall be considered as being personally delivered:

For DVSA:

Boulevard Manuel Avila Camacho Number five hundred fifteen, Colony Tlacopac, Mexico, Federal District, Postal Code zero one thousand forty.
Telephone: (52-55) 5490-1700 fifty-two dash fifty-five fifty-four ninety dash seventeen zero zero.
Fax: (52-55) 5490-1790 fifty-two dash fifty-five fifty-four ninety dash seventeen ninety.
Attention: Director General
For the Trustee:

BankBoston Sociedad Anomina, Multiple Banking Institution, Trust Division Bosque de Alisos number forty-seven dash "B", third floor.
Bosques de las Lomas Development, Postal code zero five thousand one hundred twenty, Mexico, Federal District.
Telephone: (5255) 5257-7900 fifty-two fifty-five fifty-two fifty-seven seventy-nine zero zero.
Fax: (5255) 5257-7122 fifty-two fifty-five fifty-two fifty-seven seventy-one twenty-two.
Attention: Miguel Escudero Basurto - Trustee Director.

SEVENTEENTH: ANNEXES AND HEADINGS. All documents attached to this Contract are an integral part of this Contract as if they were inserted to the letter. The titles and headings included in this Contract are used solely for purposes of convenience and shall not affect the interpretation of this Contract.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District



EIGHTEENTH. ADDITIONAL OBLIGATIONS. DVSA agrees, at the request in writing (delivered with reasonable advance notice) of the Trustee, to sign and deliver or cause to be signed and delivered to the Trustee, each and every one of the contracts, instruments, notifications, notices and other documents that are deemed by the Trustee to be reasonable necessary or appropriate to execute or fulfill the terms and object of this Contract.

NINETEENTH. JURISDICTION, APPLICABLE LAW. For everything related to the interpretation and fulfillment of this Contract, the parties herein expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts of Mexico, Federal District, whereby they expressly and irrevocably waive any other jurisdiction that might correspond to them by virtue of their present or future domiciles or for any other reason.

TWENTIETH. WAIVER AND REPLACEMENT OF THE TRUSTEE.

a) In accordance with the third paragraph of the Article three hundred eight-five of the Law, the Trustee may waive or be removed from its position by DVSA, in both cases, for serious causes in the judgment of a trial court judge of the district in which the Trustee is domiciled. In the case of removal, DVSA shall request it in writing at least 20 (twenty) Business Days in advance of the date in which the removal is to take effect.

b) The Trustee expressly agrees herein that its waiver shall not enter into effect until whichever of the following occurs first: (i) the date on which DVSA has appointed a successor trustee and said successor trustee has accepted its appointment to act as Trustee in accordance with this Contract and (ii) 90 (ninety) calendar days after the delivery of said waiver notice. Upon ceasing its position, the Trustee, by waiver or removal, shall prepare a report of the Assets of the Trust that comprises everything from the last report that it rendered until the date on which said waiver or replacement takes effect. The parties shall have 10 (ten) Business Days to examine the report and request any clarifications that they deem pertinent. After said term is over, the report shall be considered as tacitly approved if no observation has been formulated.

c) Upon designating the replacement Trustee, the latter shall acquire the ownership of the entirety of the Building, and shall be vested with all the powers, rights, authorities and obligations in accordance with this Contract.

TWENTY-FIRST. INDEMNIFICATION TO THE TRUSTEE.

DVSA shall defend and hold the Trustee, and its trustee delegates, officials, employees and agents safe and harmless from any responsibility, damage, obligation, claim, ruling, transaction, requirement, expense and/or cost of any kind, including attorney fees, that are enforced against, that result from, are taxed on,

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


or incurred by, resulting from or as a consequence of acts performed by the Trustee for the fulfillment of the Purposes of the Trust, and the defense of the Building (except those that are a consequence of fraud, negligence or bad faith of the Trustee or when the Trustee performs any act for which it is not authorized by this Contract) or for claims, fines, penalties and any other debt of any kind with regard to the Building or with this Contract, vis-a-vis administrative, legal, tribunal, arbitration or any other court, either locally or federally and of the Mexican Republic or foreign government (except as a consequence of fraud, negligence or bad faith of the Trustee or when the Trustee performs any act for which it is not authorized by this Contract).

In the event any situation by deed or act of authority, or a consequence of a legal nature should arise, that results in monetary responsibilities over this Contract and/or the assets of BankBoston, Sociedad Anomina, Multiple Banking Institution that have been generated by acts or omissions of DVSA, by the Trustee in fulfillment of the Purposes of the Trust or by third parties, including disbursements related to the acts and concepts that are indicated in the previous paragraph (except in the cases in which there was fraud, negligence or bad faith of the Trustee or when the Trustee performs any act for which it is not authorized by this Contract), the payment deriving from said monetary responsibilities shall be borne by DVSA.

TWENTY-SECOND. REGISTRY. DVSA shall, on that same date, present to register this Contract with the Public Land Registry of the place in which the Building is located, for which purpose it will deliver to the Trustee a letter issued by the notary or notaries public charged with performing said records, in which this Contract is certified has been presented for registry in said Public Register in accordance with that provided in this Clause.

Not withstanding the foregoing, DVSA agrees to deliver to the Trustee, as soon as possible, but no later than 45 (forty-five) Business Days following the date this Contract is signed, an initial transcript (original) of this Contract duly sealed by said Public Registers.

Moreover, DVSA herein expressly agrees to deliver to the Trustee, as soon as it is possible, but no later than 5 (five) Business Days following the date on which DVSA receives in writing the respective request from the Trustee, to record this Contract in any other register that is required in accordance with the applicable legislation, and present indisputable proof thereof to the Trustee.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District


LEGAL CAPACITY. Those appearing evidence that the legal capacity that they submit is current, and has not been revoked or in any way limited and that the company they represent is empowered for the execution of this act and they prove it and the legal existence of the companies they represent with the documents indicated below:

I. "DISTRIBUIDORA VENUS", SOCIEDAD ANOMINA DE CAPITAL VARIABLE.

a) Transcript of DOCUMENT NUMBER TWENTY-NINE THOUSAND SIX HUNDRED SIX, dated January two, nineteen hundred ninety-one, executed before by Mr. ROBERTO NUNEZ Y BANDERA, Notary Public number one of the Federal District, registered in the Public Trade Register of the Federal District, in Trade Folio number one hundred fifty thousand three hundred thirteen, dated October twenty-four, nineteen hundred ninety-one and herein those appearing exhibit to me the document whereby "REDAY", SOCIEDAD ANOMINA DE CAPITAL VARIABLE was founded.

b) Transcript of document THIRTY THOUSAND THREE HUNDRED FORTY-EIGHT, dated January ten, of the year two thousand executed before Mr. JORGE ANTONIO FRANCOZ GARATE, Notary Public number seventeen of the Federal District, whose first transcript was recorded in the Public Trade Register of the Federal District, in trade folio number one hundred fifty thousand three hundred thirteen, dated April seventeen, of the year two thousand two, wherein the minutes were entered of the extraordinary general assembly of stockholders of "REDAY", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, held on November thirty, nineteen hundred ninety-nine, in which, among others, it was resolved to change the name of the company to that of "DISTRIBUIDORA VENUS", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, with this modification being in accordance with article first of its bylaws.

c) By document number EIGHT-FOUR THOUSAND FIVE HUNDRED EIGHT-EIGHT, dated January twenty-nine of the year two thousand one, executed before Mr. ARMANDO GALVEZ PEREZ ARAGON, Notary public number one hundred three of the Federal District, whose first transcript was recorded in the Public Trade Register of the Federal District, in trade folio number one hundred fifty thousand three hundred thirteen, dated April twenty-three of the year two thousand one, wherein the minutes were entered of the ordinary general assembly of stockholders of "DISTRIBUIDORA VENUS", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, held on January eighteen, of the year two thousand one. A copy of said documents is added to the appendix of this instrument with the letter "B", "C" and "D".

II. - MR. JAIME PALOMINO ECHAVE and MR. JESUS MIGUEL ESCUDERO BASURTO, representing "BANKBOSTON", SOCIEDAD ANOMINA DE CAPITAL VARIABLE, MULTIPLE BANKING INSTITUTION, Trust Division, with the documents that are indicated below and that are specified in the certification that I add to the appendix of this instrument with the letter "E".

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District



a) With the document BEFORE ME, number SIXTY-FOUR THOUSAND THREE HUNDRED FIFTY-TWO, dated AUGUST FOURTEEN, NINETEEN HUNDRED NINETY-FIVE, whose first transcript was recorded in the Public Trade Register of the Federal District, in trade folio number two hundred five thousand eight hundred fifteen, dated February nineteen, nineteen hundred ninety-six.

b) With public document number TWENTY-ONE THOUSAND THREE HUNDRED SEVENTY-TWO, dated SEPTEMBER TEN, OF THE YEAR TWO THOUSAND ONE, executed before Mr. Alejandro Del Valle Palazuelos, notary public number one hundred forty-nine of the Federal District, whose first transcript was recorded in Public Trade Register of the Federal District on September twenty-one of the year two thousand one, under trade folio number two hundred five thousand eight hundred fifteen.

I, THE NOTARY PUBLIC, DO CERTIFY:

ONE. That I identified myself to those appearing before with my capacity as Notary Public.

TWO. That I ascertained the identity of those appearing, persons whom I found to be legally empowered for the entering into of this document.

THREE. That the parties are aware of the review powers of the tax authorities to formulate payments for any differences that result in the payment of Federal or Local Taxes that are caused due to this operation and accordingly will be responsible for these differences if applicable.

FOUR. That with respect to the Income Tax and the Value-added Tax, no payment has been formulated due to there being no assignment in terms of Article fourteen of the Tax Code of the Federation.

FIVE. That according to their general information, those appearing evidence being:

MR. EUGENIO LOPEZ BARRIOS, Mexican by birth, native of the Federal District, where he was born on June eight, nineteen hundred forty-one, married, publicist, residing at Calle Pico de Turquino thirteen, department three hundred two, colony of Jardines en la Montana, District of Tlalpan, Federal District.

HE IDENTIFIES HIMSELF WITH: voter registration card number "LPBREG" forty-one million sixty thousand eight hundred nine H" [sic] six hundred, issued by the Federal Voting Institute.

MRS. ELIA ZULEMA VELAZQUEZ VALENCIA, Mexican by birth, native of Guadalajara, State of Jalisco, where she was born on October twenty-two, nineteen hundred fifty-eight, married, psychologist, residing at Calle Aquiles one hundred ninety-six, colony of Lomas de Axomiatla, subdistrict of Alvaro Obregon, Federal District.

                              Jose Visoso del Valle
                                  Notary no. 92
                             of the Federal District



SHE IDENTIFIES HERSELF BY MEANS OF: voter registration card number "VLVLEL" fifty-eight million one hundred two thousand two hundred fourteen "M" zero zero zero, issued by the Federal Voting Institute.

MR. JAIME PALOMINO ECHAVE, Mexican by birth, native of the Federal District, where he was born on October thirteen, nineteen hundred sixty-eight, single, banking official, residing in Bosque de Alisos number forty-seven dash "B", colony of Bosques de las Lomas, subdistrict of Cuajimalpa, Federal District.

HE IDENTIFIES HIMSELF WITH: voter registration card number "PLECJM" sixty-eight million one hundred one thousand three hundred nine "H" seven hundred issued by the Federal Voting Institute.

MR. JESUS MIGUEL ESCUDERO BASURTO, Mexican by birth, native of the Federal District, where he was born on April twenty-five, nineteen hundred sixty-seven, married, banking official, with the same address as Mr. Echave.

HE IDENTIFIES HIMSELF WITH: Passport number ninety-eight thousand three hundred seventy million thirty-three thousand three hundred eighteen, issued by the Office of Foreign Affairs, dated August nineteen, nineteen hundred ninety-eight.

SEVEN. That MR. EUGENIO LOPEZ BARRIOS, MS. ELIA ZULEMA VELAZQUEZ VALENCIA, MR. JAIME PALOMINO ECHAVE AND MR. JESUS MIGUEL ESCUDERO BASURTO legally represent the companies, which were founded in accordance with the Law.

TEN. That I have seen the documents related to this instrument.

ELEVEN. That those appearing before me as evidence that the content of this instrument is the result of its statements, declarations and instructions.

TWELVE. That those appearing have been notified of their right to personally read this instrument.

THIRTEEN. That this instrument was read to those appearing, to whom I explained the worth, consequences and legal scope of its content and they evidenced their full understanding and their agreement and they signed it before me, on June [blank] of the year two thousand three, at the same moment in which I DEFINITIVELY AUTHORIZE IT. I CERTIFY.